Filed Pursuant to Rule 424(b)(3)
Registration No. 333-267936

To Prospectus Dated May 24, 2024

PROSPECTUS SUPPLEMENT

RUMBLE INC.

8,050,000 Shares of Class A Common Stock Underlying Warrants
333,568,989 Shares of Class A Common Stock by the Selling Holders
550,000 Warrants to Purchase Class A Common Stock by the Selling Holders

This prospectus supplement amends and supplements the prospectus dated May 24, 2024, as supplemented or amended from time to time (the “prospectus”), which forms a part of our Registration Statement on Form S-1 (No. 333-267936). This prospectus supplement is being filed to update and supplement the information in the prospectus with the information contained in our Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on December 20, 2024 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The prospectus and this prospectus supplement relate to (a) the issuance by us of up to 8,050,000 shares of our common stock, par value $0.0001 per share (“Class A Common Stock”), upon the exercise of warrants, each exercisable for one share of Class A Common Stock at a price of $11.50 per share (“Warrants”) and (b) the resale from time to time by the selling securityholders named in the prospectus (each a “Selling Holder” and collectively, the “Selling Holders”) of (i) up to 333,568,989 shares of Class A Common Stock, consisting of 333,018,989 shares of Class A Common Stock and 550,000 shares of Class A Common Stock issuable upon the exercise of Warrants and (ii) 550,000 Warrants.

You should read the prospectus, this prospectus supplement and any further prospectus supplement or amendment carefully before you invest in our securities. Our Class A Common Stock and Warrants are listed on The Nasdaq Global Market under the symbols “RUM” and “RUMBW”, respectively. On December 19, 2024, the closing sale prices of our Class A Common Stock and Warrants were $7.27 and $2.39 respectively. We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our Class A Common Stock and Warrants involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 10 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 23, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2024

Rumble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40079	85-1087461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

444 Gulf of Mexico Dr

Longboat Key, FL 34228
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (941) 210-0196

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RUM	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RUMBW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Transaction Agreement

On December 20, 2024, Rumble Inc., a Delaware corporation (“Rumble” or the “Company”), entered into a Transaction Agreement (the “Transaction Agreement”), by and between the Company and Tether Investments Limited (“Tether” or the “Investor”), pursuant to which, subject to the terms and conditions of the Transaction Agreement, the Investor will make a strategic investment in the Company of $775 million, consisting of 103,333,333 newly issued shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Common Stock”), at a price of $7.50 per share (the “Investment”). The terms of the Investment were privately negotiated between Rumble and Tether and unanimously approved by the Company’s Board of Directors (the “Board”), and, as part of the transaction, Rumble and Tether intend to explore potential future advertising, cloud, and crypto payment solutions relationships.

The Company will use $250 million of the proceeds of the Investment to support growth initiatives and, subject to the terms and conditions of the Transaction Agreement, use the remaining proceeds to fund a self tender offer (the “Offer” and together with the Investment, the “Transaction”) to purchase up to 70 million shares of its outstanding Common Stock at the same price ($7.50 per share) as the Investment. The Offer has not yet commenced, and this Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any shares of Common Stock or any other securities. See “Important Information” below.

Each of the Company and the Investor has made customary representations, warranties and covenants in the Transaction Agreement, including, among others, covenants by the Company to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Transaction Agreement and the closing. The Transaction Agreement also provides for the Company to indemnify the Investor, and the Investor to indemnify the Company, following the closing for breaches of the Transaction Agreement subject to negotiated limitations.

Following the closing of the Transaction, Rumble’s existing Board and governance structure, including Chris Pavlovski’s super-majority voting control, will remain unchanged. After closing, Tether will not have the right to designate any members of the Board nor have any shareholder veto rights over Company actions. In connection with the Transaction, the Investor has also agreed to certain “standstill” provisions restricting its ability to engage in any solicitation of proxies with respect to the voting of any Common Stock and other similar matters for the one-year period following the closing. Further, following the closing and until Tether’s beneficial ownership percentage falls below 9.9%, Tether has agreed to certain transfer restrictions that will limit its ability to transfer any shares to competitors of the Company or to holders who beneficially own, or will own upon completion of such transfer, at least 5% of the Common Stock.

At the closing, the Company and the Investor will enter into a registration rights agreement (a form of which is attached to the Transaction Agreement) to provide the Investor with customary registration rights, including the obligation for the Company to file a registration statement on Form S-3 to register the resale of the Investor’s shares of Common Stock and to provide the Investor with certain customary demand and piggyback registration rights.

The Transaction Agreement is subject to termination by either party in customary circumstances, including if the closing of the Transaction has not occurred by April 30, 2025. In the event the Transaction Agreement is terminated by the Company in connection with the entry by the Company into a definitive agreement for a superior proposal, then as a condition to such termination, the Company will pay the Investor a termination fee.

The closing of the transactions contemplated by the Transaction Agreement is subject to customary closing conditions, including at least 20 days having elapsed since the mailing of an information statement with respect to the Transaction to the extent shareholder approval is required by applicable NASDAQ rules (which shareholder approval is obtained via the written consent of Chris Pavloski), the approval of the Investment shares for listing on NASDAQ and the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In the event the Offer has not been completed and the closing of the Investment has not occurred by March 31, 2025, then the closing of the Investment may be divided into two tranches, with the first tranche being an investment of $500 million for 66,666,667 shares of Common Stock (which would close without regard to the status of the Offer but taking into account all other closing conditions) and the second tranche being an investment of $275 million for 36,666,666 shares of Common Stock at or substantially concurrent with the closing of the Offer.

The foregoing description of the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Tender and Support Agreements

Simultaneously with the execution of the Transaction Agreement, certain existing stockholders of the Company (the “Supporting Stockholders”), including certain executive officers and directors of the Company (or affiliates thereof), entered into separate tender and support agreements with the Company pursuant to which such Supporting Stockholders agreed, among other things, to tender up to 70 million shares of Common Stock (in the aggregate) in the Offer on the same terms and conditions as the other stockholders of the Company, including with respect to the Offer price of $7.50 per share and the proration provisions that will apply in the event that the Offer is oversubscribed. Chris Pavlovski, Rumble’s Chairman and Chief Executive Officer, has committed to tender, and does not intend to sell more than, 10 million shares of Common Stock in the Offer.

The foregoing description of the Tender and Support Agreements does not purport to be complete and is qualified in its entirety by reference to the Tender and Support Agreements, the form of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K related to the Investment is hereby incorporated into this Item 3.02. The Company is relying on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) thereof. The Investor represented that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

Item 8.01. Other Events

The Company is party to a Controlled Equity OfferingSM Sales Agreement (the “ATM Agreement”), dated October 18, 2024, with Cantor Fitzgerald & Co. (“Cantor”), pursuant to which the Company filed an associated “at-the-market offering” (“ATM”) sales agreement prospectus supplement, dated October 25, 2024 (the “ATM Prospectus”). The Company has not utilized the ATM to date and no shares have been sold under the ATM Prospectus. In light of the Transaction, the Company notified Cantor that it is suspending any use of the ATM and terminating the ATM Prospectus. The Company will not make any sales of its Common Stock pursuant to the ATM Agreement, unless and until a new prospectus supplement is filed. Other than the termination of the ATM Prospectus, the ATM Agreement remains in full force and effect.

Forward-Looking Statements

Certain statements in this Form 8-K (and the Exhibits hereto) constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this Form 8-K (and the Exhibits hereto) that are not historical facts are forward-looking statements and include, for example, statements regarding the Company’s (“we” or “our”) expectations or beliefs regarding our proposed transaction with Tether, the use of the proceeds therefrom and the acceleration of our expansion into cryptocurrency. Certain of these forward-looking statements can be identified by using words such as “anticipates,” “believes,” “intends,” “estimates,” “targets,” “expects,” “endeavors,” “forecasts,” “well underway,” “could,” “will,” “may,” “future,” “likely,” “on track to deliver,” “on a trajectory,” “continues to,” “looks forward to,” “is primed to,” “plans,” “projects,” “assumes,” “should” or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this Form 8-K are based on our current beliefs and expectations of our management as of the date of this Form 8-K. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include uncertainties as to the timing of the Transaction; uncertainties as to the percentage of shares of Rumble stock tendered in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transaction; the risk that we may be unable to derive additional benefits from the relationship with Tether, including increased advertising revenue, cloud revenue, and expansion into cryptocurrency payments; the risk that stockholder litigation in connection with the Transaction may result in significant costs of defense, indemnification and liability; risks inherent with our increasing affiliation with crypto assets, including volatility; as well as regulatory and reputational risks; the risks of implementing a new treasury diversification strategy; our ability to grow and manage future growth profitably over time, maintain relationships with customers, compete within our industry and retain key employees; the possibility that we may be adversely impacted by economic, business, and/or competitive factors; our limited operating history makes it difficult to evaluate our business and prospects; our recent and rapid growth may not be indicative of future performance; we may not continue to grow or maintain our active user base, and may not be able to achieve or maintain profitability; risks relating to our ability to attract new advertisers, or the potential loss of existing advertisers or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets; Rumble Cloud, our recently launched cloud services business, may not achieve success and, as a result, our business, financial condition and results of operations could be adversely affected; negative media campaigns may adversely impact our financial performance, results of operations, and relationships with our business partners, including content creators and advertisers; spam activity, including inauthentic and fraudulent user activity, if undetected, may contribute, from time to time, to some amount of overstatement of our performance indicators; we collect, store, and process large amounts of user video content and personal information of our users and subscribers and, if our security measures are breached, our sites and applications may be perceived as not being secure, traffic and advertisers may curtail or stop viewing our content or using our services, our business and operating results could be harmed, and we could face governmental investigations and legal claims from users and subscribers; we may fail to comply with applicable privacy laws; we are subject to cybersecurity risks and interruptions or failures in our information technology systems and, notwithstanding our efforts to enhance our protection from such risks, a cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss; we may be found to have infringed on the intellectual property of others, which could expose us to substantial losses or restrict our operations; we may face liability for hosting a variety of tortious or unlawful materials uploaded by third parties, notwithstanding the liability protections of Section 230 of the Communications Decency Act of 1996; we may face negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law; paid endorsements by our content creators may expose us to regulatory risk, liability, and compliance costs, and, as a result, may adversely affect our business, financial condition and results of operations; our traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that we do not control; our business depends on continued and unimpeded access to our content and services on the internet and, if we or those who engage with our content experience disruptions in internet service, or if internet service providers are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of traffic and advertisers; we face significant market competition, and if we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed; we rely on data from third parties to calculate certain of our performance metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue; we derive the majority of our revenue from advertising and the failure to attract new advertisers, the loss of existing advertisers, or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets would adversely affect our business; we depend on third-party vendors, including internet service providers, advertising networks, and data centers, to provide core services; hosting and delivery costs may increase unexpectedly; we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements may involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations and liquidity; we may be unable to develop or maintain effective internal controls; potential diversion of management's attention and consumption of resources as a result of acquisitions of other companies and success in integrating and otherwise achieving the benefits of recent and potential acquisitions; we may fail to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows; changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new tax legislation, or exposure to additional tax liabilities may adversely impact our financial results; compliance obligations imposed by new privacy laws, laws regulating social media platforms and online speech in certain jurisdictions in which we operate, or industry practices may adversely affect our business; and those additional risks, uncertainties and factors described in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in our other filings with the Securities and Exchange Commission (the “SEC”). We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the issuance of this Form 8-K to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Important Information

The tender offer described in this Form 8-K (and the Exhibits hereto) has not yet commenced, and this Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any shares of Common Stock or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Rumble. The Offer will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT REGARDING THE OFFER, AS IT MAY BE AMENDED FROM TIME TO TIME, WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer which will be named in the tender offer statement. Copies of Rumble’s filings with the SEC may be obtained free of charge at Rumble’s investor relations website (investors.rumble.com) or by contacting investor relations at investors@rumble.com.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Transaction Agreement, dated December 20, 2024, by and between Rumble Inc. and Tether Investments Limited.
10.2	Form of Tender and Support Agreement, dated December 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rumble Inc.

Date: December 23, 2024	By:	/s/ Michael Ellis
	Name:	Michael Ellis
	Title:	General Counsel and Corporate Secretary

Exhibit 10.1

TRANSACTION AGREEMENT

dated as of

December 20, 2024

between

RUMBLE INC.

and

TETHER INVESTMENTS LIMITED

i

ii

Annex I	Offer Conditions

Exhibit A	Form of Tender and Support Agreement
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Written Consent

iii

TRANSACTION AGREEMENT

TRANSACTION AGREEMENT (this “Agreement”), dated as of December 20, 2024, between Tether Investments Limited (the “Investor”), and Rumble Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H :

WHEREAS, on the terms and subject to the conditions set forth herein, the Investor has agreed to invest $775,000,000 in the Company, and as consideration for such investment, the Company has agreed to issue and sell to the Investor (the “Issuance”) 103,333,333 shares of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock” or “Shares”) (subject to adjustment as set forth herein, the “Issuance Shares”) at a price of $7.50 per Share (the “Issuance Price”) without interest, net to the Company in cash;

WHEREAS, on the terms and subject to the conditions set forth herein, the Company has agreed to commence a self tender offer to purchase up to 70,000,000 Shares (the “Maximum Shares”), at a price of $7.50 per Share (the “Offer Price”), without interest, net to the seller in cash (such tender offer, as it may be amended from time to time as permitted by this Agreement, the “Offer” and, together with the Issuance, the “Transaction”);

WHEREAS, on the terms and subject to the conditions set forth herein, the Company Board has unanimously determined that the Transaction and the other transactions contemplated herein and in the other Transaction Documents are in the best interests of the Company and its stockholders, and the respective boards of directors of the Company and the Investor have approved this Agreement and the transactions contemplated hereby;

WHEREAS, concurrently with the execution of this Agreement, and as an inducement to and condition of the Investor’s and the Company’s willingness to enter into this Agreement and the other Transaction Documents, certain stockholders of the Company are entering into tender and support agreements with the Company, each substantially in the form attached as Exhibit A (as amended from time to time, the “Tender and Support Agreements”); and

WHEREAS, concurrently with the Closing, and as an inducement to and condition of the Investor’s willingness to enter into this Agreement, the Company and the Investor are entering into the Registration Rights Agreement substantially in the form attached as Exhibit B (the “Registration Rights Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

Article 1
DEFINITIONS

Section 1.01. Definitions.

(a) As used herein, the following terms have the following meanings:

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any Third Party offer, proposal or inquiry relating to, or any Third Party indication of interest in, (i) any acquisition, purchase or exclusive license, directly or indirectly, of 35% or more of the consolidated assets of the Company and its Subsidiaries or 35% or more of any class of equity or voting securities of the Company or of any of its Subsidiaries whose assets, individually or in the aggregate, constitute 35% or more of the consolidated assets of the Company, (ii) any tender offer or exchange offer that, if consummated, would result in such Third Party beneficially owning 35% or more of any class of equity or voting securities of the Company or of any of its Subsidiaries whose assets, individually or in the aggregate, constitute 35% or more of the consolidated assets of the Company, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or involving any of its Subsidiaries whose assets, individually or in the aggregate, constitute 35% or more of the consolidated assets of the Company.

“Activist Investor” means, as of any date, any Person that has, directly or indirectly through its Affiliates, whether individually or as a member of a publicly disclosed “group” (as such term is used in Section 13(d)(3) of the Exchange Act), within the two-year period immediately preceding such date (i) publicly made, engaged in or been a participant or publicly threatened to make, engage or be a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any “solicitation” of “proxies” (as such terms are defined in Regulation 14A as promulgated by the SEC) or consents, to vote any equity securities of any publicly traded company, including in connection with a proposed change in control or other extraordinary or fundamental transaction involving any such company or any of its Subsidiaries, or a public proposal (or publicly threatened a proposal) for the election or replacement of any directors of any such company, not approved by the board of directors (or equivalent) of such company prior to first public disclosure thereof, (ii) publicly called, or publicly sought to call or publicly threatened to call or seek to call, a meeting of stockholders of any publicly traded company or publicly initiated or threatened to publicly initiate any stockholder proposal or meeting agenda item for action by stockholders of any such publicly traded company (including through action by written consent), in each case not approved by the board of directors (or equivalent) of such company prior to first public disclosure thereof, (iii) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) to acquire equity securities of any publicly traded company that was not approved (at or before the time of commencement) by the board of directors (or equivalent) of such company, (iv) otherwise publicly acted or publicly threatened to act, alone or in concert with others, to seek to control or influence the board of directors (or equivalent) or stockholders of any publicly traded company, or to vote against any recommendations of the board of directors (or equivalent) or influence the stockholders of any publicly traded company with respect to any meeting agenda item for action by stockholders of such company, or (v) publicly disclosed or publicly threatened to disclose any intention, plan, arrangement or other Contract to do any of the foregoing.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Aggregate Ownership Percentage” means, with respect to any Person, the percentage beneficial ownership of the Class A Common Stock held by such Person and its Affiliates.

“Antitrust Law” means any Applicable Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade or lessening of competition through acquisition or agreement.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated, applied or enforced by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“beneficially own” or “beneficial ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Company 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023.

“Company 10-Qs” means the Company’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 2024.

“Company Balance Sheet” means the audited consolidated balance sheet of the Company as of December 31, 2023 and the footnotes thereto set forth in the Company 10-K.

“Company Balance Sheet Date” means December 31, 2023.

“Company Board” means the board of directors of the Company.

“Company Competitor” means, at the time of determination, (a) any Person (other than the Company and its Subsidiaries) that, directly or indirectly (including through its Affiliates), is primarily engaged in any material business then engaged in by the Company and its Subsidiaries, including without limitation any video sharing or cloud services provider platform business (for purposes of this definition, a Person will be deemed to be “primarily engaged” in the relevant business if (1) either it derives more than ten percent (10%) of its consolidated revenue or earnings before interest, taxes, depreciation and amortization from such business in the most recently completed fiscal year thereof immediately prior to the relevant date of determination or (2) the consolidated revenue or EBITDA derived from such business is ten percent (10%) or more of the consolidated revenue or EBITDA of the Company, in each case for the mostly recently completed fiscal year of such Person (or business) or the Company, as applicable), (b) without limiting the generality of the preceding clause (a), any Person that directly or indirectly controls any Person referred to in the preceding clause (a) and (c) any controlled Affiliate of any Person referred to in the preceding clause (a) or clause (b).

“Company Disclosure Schedule” means the disclosure schedule dated the date hereof related to this Agreement that has been provided by the Company to the Investor.

“Company ESPP” means the Rumble Inc. 2024 Employee Stock Purchase Plan.

“Company Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or any of the other Transaction Documents to which it is a party; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) any enactment of, or change or proposed change in, any Applicable Law or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action expressly required to be taken under this Agreement or any Transaction Document, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic, pandemic, disease or outbreak, acts of nature or change in climate, (e) any acts of terrorism or war (whether or not declared), sabotage, civil unrest, curfews, public disorder, riots, the outbreak or escalation of hostilities, geopolitical conditions, local, regional, state, national or international political conditions, or social conditions, (f) any failure in and of itself of the Company to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that the exception in this clause (f) shall not prevent or otherwise affect a determination that any change, effect or development underlying such change has resulted in or contributed to a Company Material Adverse Effect, (g) any Events generally applicable to the industries or markets in which the Company and its Subsidiaries operate, (h) any matter existing as of the date of this Agreement, to the extent expressly set forth in the Company Disclosure Schedule, (i) any action taken by or at the express written request of an authorized officer of, or with the written approval or consent of the Investor (other than actions contemplated by this Agreement or any Transaction Document), (j) any Events that are cured by the Company prior to the Closing, (k) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), (l) solely to the extent related to the identity of the Investor and its Affiliates, the announcement of this Agreement, or the consummation of the transactions contemplated by this Agreement and the Transaction Documents, or (m) any worsening of the Events referred to in clauses (b), (d), (e), (g) or (k) to the extent existing as of the date of this Agreement; provided, that in the case of each of clauses (a), (b), (d), (e) and (g), any such Event to the extent it disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries or geographical areas in which the Company and its Subsidiaries operate shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect.

“Company Restricted Share” means any Share awarded under any Company Stock Plan that is subject to satisfaction of vesting or other forfeiture conditions.

“Company RSU” means each award of restricted stock units under any Company Stock Plan.

“Company Stock Option” means any option to purchase Shares awarded under any Company Stock Plan.

“Company Stock Plan” means the Rumble Inc. 2022 Stock Incentive Plan and any other equity or equity-based compensation plan, other than the Company ESPP, that is sponsored or maintained by the Company or any of its Subsidiaries that provides for awards of stock options, restricted shares, restricted stock units, stock appreciation rights, performance shares or units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of the Company, in each case, as amended from time to time.

“Company Warrants” means all warrants issued by the Company, including Warrants issued pursuant to that certain Warrant Agreement dated February 18, 2021, by and between Continental Stock Transfer & Trust Company, as warrant agent and CF Acquisition Corp. VI, predecessor to the Company.

“Contract” means, with respect to any Person, any legally binding contract, agreement, lease, sublease, license, commitment, sale or purchase order, indenture, note, bond, loan, mortgage, deed of trust, instrument or other arrangement, whether written or oral, to which such Person is a party or by which such Person or such Person’s properties or assets are bound.

“Damages” means any and all claims, costs, losses, liabilities, obligations, fines, penalties, awards, damages, diminution in value and expenses (including reasonable fees and expenses of counsel and other professionals and expenses of investigation); provided that, except for amounts actually paid in respect of Third Party Claims, Damages shall not include (i) any punitive or exemplary damages or (ii) any consequential damages (except, for the avoidance of doubt, diminution in value).

“DGCL” means the General Corporation Law of the State of Delaware.

“Environmental Law” means any Applicable Law or any agreement with any Person relating to human health or safety, the environment or any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance or material.

“Event” means any event, state of facts, development, change, circumstance, occurrence or effect.

“Exchange Act” means the Securities Exchange Act of 1934.

“Filing” means any registration, petition, statement, application, schedule, form, declaration, notice, notification, report, submission or information or other filing.

“Fully Diluted Shares” means the number of shares of Class A Common Stock which would be outstanding, as of the date of computation, if all issued and outstanding Company Securities had been converted, exercised or exchanged; provided, however, that any Company Securities which are subject to vesting but have not vested as of the date of computation will be disregarded for purposes of determining Fully Diluted Shares.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property” means (i) trademarks, service marks, brand names, certification marks, trade dress, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application, (ii) national and multinational statutory invention registrations, patents and patent applications issued or applied for in any jurisdiction, including all certificates of invention, provisionals, nonprovisionals, substitutions, divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates, reexaminations and the equivalents of any of the foregoing in any jurisdiction, and all inventions disclosed in each such registration, patent or patent application, (iii) trade secrets, confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person, (iv) know-how, inventions, discoveries, data, specifications, processes, methods, knowledge, experience, formulae, skills, techniques, schematics, drawings, blue prints, utility models, designs, ideas and improvements, including manufacturing information and processes, engineering and other manuals and drawings, standard operating procedures, flow diagrams, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality assurance, quality control and clinical data, technical information, research records and similar data and information, (v) writings and other works, whether copyrightable or not, in any jurisdiction, and any and all copyright rights, whether registered or not, and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof, (vi) moral rights, technology, software, database rights, design rights, industrial property rights, publicity rights and privacy rights and (vii) any similar intellectual property or proprietary rights.

“Investor Group” means the Investor and any Affiliate of the Investor that, at the applicable time of determination, beneficially owns any Company Securities.

“Investor Group Member” means, at the applicable time of determination, any Affiliate of the Investor included within the Investor Group.

“Investor Material Adverse Effect” means a material adverse effect on the Investor’s ability to consummate the transactions contemplated by this Agreement or any of the other Transaction Documents to which it is a party.

“IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by the Company or its Subsidiaries or licensed or leased by the Company or its Subsidiaries (excluding any public networks).

“knowledge” of the Company means the actual knowledge after reasonable inquiry of the persons listed in Section 1.01(a) of the Company Disclosure Schedule.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“NASDAQ” means the NASDAQ Stock Market LLC.

“Permits” means governmental licenses, franchises, permits, certificates, consents, approvals, registrations, concessions or other authorizations of Governmental Authorities applicable to the assets or business of the Company or its Subsidiaries.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Placement Agent” means Cantor Fitzgerald & Co.

“Proceeding” means any claim, audit, action, suit, proceeding, arbitral action or investigation.

“Prohibited Transferee” means (a) any Company Competitor, (b) any Activist Investor or (c) any Person who either before or after giving effect to the proposed transfer, has or would have an Aggregate Ownership Percentage in excess of five percent (5%).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Tax” means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee, (ii) liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Offer Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a Governmental Authority is determined or taken into account with reference to the activities of any other Person and (iii) liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being party to any tax sharing agreement or with respect to the payment of any amount imposed on any Person of the type described in clause (i) or (ii) as a result of any existing express or implied agreement or arrangement (including an indemnification agreement or arrangement, but other than any such agreement or arrangement entered into in the ordinary course of business, the primary purpose of which does not relate to Taxes).

“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Governing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Third Party” means any Person, including as defined in Section 13(d) of the Exchange Act, other than the Investor or any of its Affiliates.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge or otherwise transfer such Company Securities or any economic participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acceptance Time	5.11(e)
Adjustment Date	2.03(b)
Agreement	preamble
Class A Common Stock	recitals
Class C Common Stock	3.05(a)
Class D Common Stock	3.05(a)
Closing	2.02(a)
Closing Date	2.02(a)
Company	preamble
Company Indemnified Parties	9.04
Company SEC Documents	3.06(a)
Company Securities	3.05(f)
Confidential Information	6.09(b)
Disclosing Party	6.09(a)
End Date	8.01(b)(i)
ExchangeCo Shares	3.05(b)
Expiration Date	9.01

Term	Section
Expiration Time	5.11(d)
Fundamental Warranties	9.01
Indemnified Party	9.07
Indemnifying Party	9.07
Information Statement	6.10(a)
Investment Condition	Annex I
Investor	preamble
Investor Indemnified Parties	9.02
Issuance	recitals
Issuance Price	recitals
Issuance Shares	recitals
Maximum Shares	recitals
Negotiation Period	5.02(d)
Offer	recitals
Offer Closing Date	5.11(e)
Offer Commencement Date	5.11(a)
Offer Conditions	5.11 (a)
Offer Documents	5.11(c)
Offer Price	recitals
Receiving Party	6.09(a)
Registration Rights Agreement	recitals
Representatives	5.02(a)
Sanctions	3.19
Sanctioned Country	3.19
Schedule TO	5.11(c)
Shares	recitals
Superior Proposal	5.02(e)
Tender and Support Agreements	recitals
Third Party Claim	9.07
Transaction	recitals
Warranty Breach	9.02
Written Consent	5.07

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit, Annex or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation as amended or supplemented from time to time, including through the promulgation of applicable rules or regulations. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any Contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to one gender include all genders. The phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not simply mean “if”. The word “or” is not exclusive. The word “will” shall be interpreted to express a command. References to “law” or “laws” shall be deemed also to include any Applicable Law.

Article 2
THE ISSUANCE; THE CLOSING

Section 2.01. The Issuance. At the Closing, and upon the terms and subject to the conditions of this Agreement, the Company agrees to issue and sell to Investor, and Investor agrees to purchase from the Company, the Issuance Shares, free and clear of all Liens, except restrictions imposed by applicable federal and state securities laws, the Company Charter and the Transaction Documents, at a purchase price per share equal to the Issuance Price.

Section 2.02. Closing.

(a) The closing of the Issuance (the “Closing”) shall take place either (i) remotely via telephone or video conference, (ii) at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019 or (iii) at such other place, time or date as shall be agreed between the Company and the Investor (the date on which the Closing occurs, the “Closing Date”) after all of the conditions to the Closing set forth in Article 7 of this Agreement have been satisfied or, to the extent permitted by Applicable Law, waived by the party entitled to the benefit thereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time).

(b) At the Closing:

(i) the Investor shall deliver to the Company (A) $775,000,000 in immediately available funds by wire transfer to an account of the Company designated by the Company, by notice to the Investor, which notice shall be delivered not less than five Business Days prior to the Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of the Company in such amount), and (B) a duly executed counterpart of the Registration Rights Agreement; and

(ii) the Company shall deliver to the Investor (A) the Issuance Shares, free and clear of all Liens, except restrictions imposed by applicable federal and state securities laws, the Company Charter and the Transaction Documents, and which shall have been duly issued in book-entry form and registered in the Investor’s name in the ledger of stockholders of the Company; and (B) a duly executed counterpart of the Registration Rights Agreement.

(c) Notwithstanding the foregoing, in the event the Closing does not occur by March 31, 2025, notwithstanding that the condition to closing set forth in Section 7.01(d) has not been satisfied as of such date:

(i) the Closing contemplated by this Section 2.02 (changing the amount in Section 2.02(b)(i) from $775,000,000 to $500,000,000 and changing the number of Issuance Shares to be issued to the Investor pursuant to Section 2.02(b)(ii) from 103,333,333 to 66,666,667) shall occur upon the terms and subject to the conditions of this Agreement (the “First Closing”); provided, however, for the avoidance of doubt, the condition to closing set forth in Section 7.01(d) shall not apply to the First Closing; and

(ii) in the event the First Closing occurs, a second Closing (changing the amount in Section 2.02(b)(i) from $775,000,000 to $275,000,000 and changing the number of Issuance Shares to be issued to the Investor pursuant to Section 2.02(b)(ii) from 103,333,333 to 36,666,666) shall occur upon the terms and subject to the conditions of this Agreement (the “Second Closing”); provided, however, for the avoidance of doubt, the condition to closing set forth in Section 7.01(d) shall apply to the Second Closing.

In the event the Closing is divided into the First Closing and the Second Closing in accordance with the foregoing, the provisions of this Agreement applicable to the Closing shall apply, mutatis mutandis, to each of the First Closing and the Second Closing (except for the differences set forth above in this Section 2.02(c)), with references to “the Closing” in this Agreement (or the other Transaction Documents) referring to the First Closing or Second Closing, as applicable, and the corresponding references to the “Issuance Shares” referring to those issued at the First Closing or Second Closing, as applicable.

Section 2.03. Adjustments. If, during the period between the date of this Agreement and the Closing, the outstanding Shares (or securities convertible or exchangeable into, or exercisable for, Shares) shall have been changed into a different number of shares or a different class (including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of Shares, or stock dividend thereon with a record date during such period or otherwise, but excluding any change that results from any issuance of Shares permitted by Section 5.01(c)), the Maximum Shares, the Offer Price, the Issuance Price and any other amounts payable pursuant to this Agreement shall be appropriately adjusted. Nothing in this Section 2.03 shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to Section 10.04, (i) except (other than for purposes of Section 3.01, Section 3.02, Section 3.05, Section 3.21 or Section 3.22) as disclosed in the Company 10-K, the Company 10-Qs or any current reports on Form 8-K filed by the Company with the SEC after December 31, 2023 or (ii) except as set forth in the Company Disclosure Schedule, the Company represents and warrants to the Investor and the Placement Agent as of the date hereof, the Acceptance Time and the Closing that:

Section 3.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers necessary to enable it to use its legal or other business name, to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as presently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore made available to the Investor (through the Company SEC Documents) true and complete copies of the certificate of incorporation and bylaws of the Company as in effect as of the date hereof.

Section 3.02. Corporate Authorization.

(a) The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which the Company is a party, and the consummation by the Company of the transactions contemplated hereby and thereby, are within the Company’s corporate powers and, except for the filing of the Information Statement with the SEC, have been duly authorized by all necessary corporate action on the part of the Company. The Company may be required by NASDAQ rules to obtain the affirmative vote (in person or by written consent, including by obtaining the Written Consent) of holders of a majority of the votes cast of the Company Common Stock in favor of approving and adopting this Agreement. In lieu of calling a meeting of the Company’s stockholders, the Company submitted to, and obtained from, Chris Pavlovski, in his capacity as the record and beneficial owner of at least a majority of the voting power of the Company’s outstanding common stock, a duly executed written consent to approve and adopt this Agreement, which is attached hereto as Exhibit C (the “Written Consent”). The Written Consent satisfies all of the Company’s obligations relating to obtaining stockholder approval of this Agreement and the transactions contemplated hereunder under the NASDAQ rules and it is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Transaction or the other transactions contemplated hereby or by the other Transaction Documents. This Agreement and the other Transaction Documents to which the Company is a party each constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(b) At a meeting duly called and held, the Company Board has unanimously (i) determined that this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including the Offer and the Issuance, are in the best interests of the Company’s stockholders or (ii) approved, adopted and declared advisable this Agreement and each other Transaction Document to which the Company is a party, and the transactions contemplated hereby and thereby, including the Offer and the Issuance.

Section 3.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which the Company is a party, and the consummation by the Company of the transactions contemplated hereby and thereby, require no action by or in respect of, or Filing with, any Governmental Authority, other than (i) compliance with any applicable requirements of the HSR Act, (ii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities laws, (iii) compliance with any applicable requirements of NASDAQ, and (iv) any other actions or Filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 3.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 3.03, require any payment to or consent or other action by, or notice to, any Person under, constitute a breach or default (or constitute an event that, with or without notice or lapse of time or both, would constitute a breach or default) under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any Contract binding on, or any Permit of, the Company or any of its Subsidiaries (or any Contract to which any of their respective assets is subject) or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.05. Capitalization.

(a) The authorized capital stock of the Company consists of 700,000,000 shares of Class A Common Stock, 170,000,000 shares of Class C Common Stock, par value $0.0001 per share (“Class C Common Stock”), 110,000,000 shares of Class D Common Stock, par value $0.0001 per share (“Class D Common Stock”), and 20,000,000 shares of preferred stock, par value $0.0001 per share.

(b) As of December 19, 2024, there were outstanding (i) 118,824,629 shares of Class A Common Stock (20,800,886 of which are held in escrow subject to earn-out conditions and 1,963,750 of which are held by the former SPAC sponsor subject to forfeiture, in each case as further described in the Company SEC Documents), (ii) 165,153,621 shares of Class C Common Stock, (iii) 105,782,403 shares of Class D Common Stock and (iv) no shares of preferred stock. Each share of Class C Common Stock is issued “in tandem” with an exchangeable share of 1000045728 Ontario Inc. (“ExchangeCo Shares”), a corporation formed under the laws of the Province of Ontario, Canada, and an indirect, wholly owned subsidiary of the Company. As of December 19, 2024, there were 165,153,621 ExchangeCo shares outstanding (55,611,718 of which are held in escrow subject to earn-out conditions as described in the Company SEC Documents).

(c) As of December 19, 2024, there were 93,624,988 Shares reserved and available for future issuance under the Company Stock Plans, and there were 1,500,000 Shares reserved and available for future issuance under the Company ESPP. All outstanding shares of capital stock of the Company have been, and all Issuance Shares will be, when issued at the Closing in accordance with Article 2, duly authorized and validly issued, fully paid and nonassessable, free and clear of any Liens and free of any preemptive or similar rights.

(d) As of December 12, 2024, there were (i) 62,873,458 shares of Class A Common Stock issuable under Company Stock Options outstanding, (ii) an additional 28,587,396 shares of Class A Common Stock issuable under Company Stock Options that are subject to earn-out conditions as described in the Company SEC Documents, (iii) 2,324,419 shares of Class A Common Stock issuable upon settlement of Company RSUs outstanding, and (iv) no Company Restricted Shares outstanding. Section 3.05(d) of the Company Disclosure Schedule contains a complete and accurate list of each outstanding award of Company Stock Options, Company RSUs and Company Restricted Shares as of December 12, 2024, including, for each such award: (A) the name of the holder of such award, (B) the date each such award was granted, (C) the number of Shares subject to each such award, (D) with respect to any award of Company Stock Options, the price at which such Company Stock Option may be exercised, and (E) a description of the vesting conditions relating to such award, including any time-based vesting schedule and a description of any terms under any Company Employee Plan, Company Stock Plan or award agreement thereunder which provide for accelerated vesting with respect to such award as a result of the consummation of the transactions contemplated by this Agreement. Other than the Company Stock Options, Company RSUs and Company Restricted Shares listed in Section 3.05(d) of the Company Disclosure Schedule or that may be issued after the date hereof as permitted under Section 5.01(c), there are no equity or equity-based awards outstanding under any Company Stock Plan. The exercise price of each Company Stock Option is not less than the fair market value of a Share on the date of grant of such Company Stock Option.

(e) As of December 12, 2024, there were 8,049,936 shares of Class A Common Stock issuable under Company Warrants outstanding.

(f) There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in this Section 3.05 and for changes since December 12, 2024 resulting from the exercise of Company Stock Options, ExchangeCo Shares, Company Warrants or settlement of Company RSUs outstanding on such date, or the issuance of equity awards after the date hereof as permitted under Section 5.01(c), there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities or ownership interests in the Company or (iv) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based on, directly or indirectly, the value or price of, any capital stock or voting securities of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any Company Securities. There are no Company Securities or instruments containing anti-dilution, adjustments, modifications or similar provisions that will be triggered by the transactions contemplated by this Agreement, including the Offer and the Company’s application of the proceeds received from the Issuance. The SEC Documents contain true, correct and complete descriptions of the terms of all Company Securities convertible into, or exercisable or exchangeable for, shares of Class A Common Stock and the material rights of the holders thereof.

(g) No (i) Shares or (ii) Company Securities are owned by any Subsidiary of the Company.

Section 3.06. SEC Filings and the Sarbanes-Oxley Act.

(a) The Company timely has filed with or furnished to the SEC, and made available to the Investor (to the extent that full, complete and unredacted copies have not been published on the SEC’s EDGAR site), all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by the Company (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”). The Company has made available to the Investor true and complete copies of all comment letters from the staff of the SEC relating to the Company SEC Documents containing unresolved comments and all written responses of the Company thereto and, except as set forth therein, to the knowledge of the Company, no Company SEC Document is the subject of ongoing SEC review, comment or investigation and there are no outstanding or unresolved comments received from the SEC with respect to any Company SEC Document.

(b) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document complied (and each Company SEC Document filed subsequent to the date hereof will comply) in all material respects with the applicable requirements of NASDAQ, the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and did not (and each Company SEC Document filed subsequent to the date hereof will not) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, the Company’s Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the NASDAQ and the Company has taken no action designed to, or which to the knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ, nor has the Company received as of the date of this Agreement any notification that the SEC or the NASDAQ is contemplating terminating such registration or listing. The Company is, and will be as a result of the closing of the transactions contemplated by this Agreement and the Transaction Documents, in compliance in all material respects with applicable continued listing requirements of NASDAQ.

(c) The Company and its Subsidiaries have established and maintained disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic and current reports required under the Exchange Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(d) The Company and its Subsidiaries have established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.

Section 3.07. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including the notes thereto) included or incorporated by reference in the Company SEC Documents (a) complied at the time they were filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (b) fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).

Section 3.08. Disclosure Documents.

(a) The Schedule TO, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act and all other Applicable Laws and, at the time of such filing or the filing of any amendment or supplement thereto and the time of such distribution or dissemination thereof, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The information with respect to the Company or any of its Subsidiaries included in the Schedule TO and the Offer Documents, at the time of the filing of the Schedule TO or any amendment or supplement thereto, at the time of any distribution or dissemination of the Offer Documents and at the time of the consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.09. Absence of Certain Changes. Since the Company Balance Sheet Date until the date hereof, (i) the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and (ii) there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.10. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, known, unknown, determined, determinable or otherwise, other than: (i) liabilities or obligations disclosed and reserved for in the Company Balance Sheet, (ii) liabilities or obligations incurred after the Company Balance Sheet Date in the ordinary course of business consistent with past practice (excluding liabilities arising out of any breach of or default under a Contract or violation of Applicable Law), (iii) obligations expressly contemplated by, and fees and expenses payable to its external Representatives for services rendered in connection with, this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (iv) liabilities or obligations under Contracts existing as of the date of this Agreement or entered into after the date hereof as permitted under Section 5.01 of this Agreement (excluding liabilities arising out of any breach or default under such Contracts), and (v) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.11. Compliance with Laws and Court Orders. The Company and each of its Subsidiaries is, and since January 1, 2023, has been, in compliance with, has not been charged with or given written notice by any Governmental Authority of any violation of and, to the knowledge of the Company, is not under investigation with respect to and has not been threatened to be charged with any violation of, Applicable Law or the terms of any of its Permits, except for failures to comply or violations or alleged violations that have not had and, even if determined adversely to the Company, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against or affecting the Company or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or that prevents, enjoins, alters or materially delays the Offer, the Issuance or any of the other transactions contemplated by this Agreement or any other Transaction Document. The Company and each of its Subsidiaries have all Permits necessary to enable it to use its legal or other business name, to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as presently conducted, except for those Permits the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.12. Properties. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have in all material respects good title to, or valid leasehold interests in, all property and assets reflected on the Company Balance Sheet, or acquired or leased after the Balance Sheet Date, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice.

Section 3.13. Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and each of its Subsidiaries is the sole and exclusive owner of, or has a valid and legally enforceable license to use, all Intellectual Property used or held for use in, or necessary for, the conduct of its business as currently conducted; (ii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person; (iii) to the knowledge of the Company, no Person has challenged, infringed, misappropriated or otherwise violated any Intellectual Property right owned by and/or exclusively licensed to the Company or any of its Subsidiaries; and (ii) the IT Assets operate and perform in a manner that permits the Company and its Subsidiaries to conduct their respective businesses as currently conducted and to the knowledge of the Company, no Person has gained unauthorized access to any IT Assets.

Section 3.14. Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Company SEC Documents, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

Section 3.15. Employee Benefits Plans. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Stock Plan and the Company ESPP are as disclosed in the Company SEC Documents.

Section 3.16. Labor Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all Applicable Laws relating to labor and employment, including those relating to labor management relations, wages, hours, overtime, worker classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of taxes.

Section 3.17. Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all Environmental Laws.

Section 3.18. Material Contracts. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) except as disclosed in the Company SEC Documents.

Section 3.19. Foreign Corrupt Practices and International Trade Sanctions. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

Section 3.20. Litigation. There is no Proceeding pending against or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries, any of their respective assets or properties, any of their respective present or former officers, directors or employees in their capacities as such, or any Person for whom the Company or any of its Subsidiaries may be liable before (or, in the case of threatened Proceedings, would be before) or by any Governmental Authority or arbitrator that, assuming such Proceedings were determined or resolved adversely in accordance with the opposing party’s demands, would reasonably be expected to be materially adverse to the Company.

Section 3.21. Finders’ Fees. Except as set forth on Section 3.21 of the Company Disclosure Schedule, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

Section 3.22. Sale of Securities. Assuming the accuracy of the representations and warranties set forth in Section 4.09, the offer, sale and issuance of the Issuance Shares pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act. Without limiting the foregoing, neither the Company nor, to the knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Issuance Shares pursuant to this Agreement, and neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Issuance Shares under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of the Issuance Shares under this Agreement to be integrated with other offerings by the Company.

Section 3.23. Antitakeover Statutes and Rights Agreement. The Company has no “rights plan,” “rights agreement,” or “poison pill” in effect. The Company has taken all action necessary to exempt the execution, delivery and performance of this Agreement and the consummation of the Offer, the Issuance and any other transaction contemplated by this Agreement or any other Transaction Document from Section 203 of the DGCL, and, accordingly, neither Section 203 of the DGCL nor any other “control share acquisition,” “fair price,” “moratorium” or other antitakeover or similar Applicable Law enacted under U.S. state or federal laws apply to this Agreement or any other Transaction Document or any of the transactions contemplated hereby or thereby.

Section 3.24. No Other Representations and Warranties. Without limiting the Investor’s rights in the case of fraud, except as expressly set forth in this Article 3 or in any Transaction Document, neither the Company nor any Subsidiary of the Company has made any representation or warranty, express or implied, to the Investor in connection with this Agreement or any of the transactions contemplated hereby.

Article 4
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company and the Placement Agent as of the date hereof, the Acceptance Time and the Closing that:

Section 4.01. Corporate Existence and Power. The Investor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all Permits necessary to enable it to use its legal or other business name, to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as presently conducted, except for those Permits the absence of which would not reasonably be expected to have, individually or in the aggregate, an Investor Material Adverse Effect.

Section 4.02. Corporate Authorization. The execution, delivery and performance by the Investor of this Agreement, and the execution, delivery and performance by the Investor and its Affiliates of each other Transaction Document to which the Investor or any of such Affiliates is a party, and the consummation by the Investor and such Affiliates of the transactions contemplated hereby and thereby, are within the corporate powers of the Investor and such Affiliates and have been duly authorized by all necessary corporate action. This Agreement and each other Transaction Document to which the Investor or any such Affiliate is a party constitutes a valid and binding agreement of the Investor or such Affiliate, as applicable, enforceable against the Investor or such Affiliate in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

Section 4.03. Governmental Authorization. The execution, delivery and performance by the Investor of this Agreement, and the execution, delivery and performance by the Investor and its Affiliates of each other Transaction Document to which the Investor or any of such Affiliates is a party, and the consummation by the Investor and such Affiliates of the transactions contemplated hereby and thereby, require no action by or in respect of, or Filing with, any Governmental Authority, other than (i) compliance with any applicable requirements of the HSR Act, (ii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws, (iii) compliance with any national securities exchange on which the securities of Investor or any of its Affiliates are listed or any other applicable listing authority and (iv) any actions or Filings the absence of which would not reasonably be expected to have, individually or in the aggregate, an Investor Material Adverse Effect.

Section 4.04. Non-contravention. The execution, delivery and performance by the Investor of this Agreement, and the execution, delivery and performance by the Investor and its Affiliates of each other Transaction Document to which the Investor or any of such Affiliates is a party, and the consummation by the Investor and such Affiliates of the transactions contemplated hereby and thereby, do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Investor or such Affiliate, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 4.03, require any consent or other action by any Person under, constitute a default (or constitute an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Investor or any of its Affiliates is entitled under any provision of any Contract binding upon, or any Permit of, the Investor or any of its Affiliates (or any Contract to which any of their respective assets is subject) or (iv) result in the creation or imposition of any Lien on any asset of the Investor or any of its Affiliates, with only such exceptions, in the case of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, an Investor Material Adverse Effect.

Section 4.05. Litigation. There is no Proceeding pending against or, to the knowledge of the Investor, threatened against the Investors, any of its Affiliates or Subsidiaries, any of their respective assets or properties, any of their respective present or former officers, directors or employees in their capacities as such, or any Person for whom the Investor or any of its Affiliates or Subsidiaries may be liable before (or, in the case of threatened Proceedings, would be before) or by any Governmental Authority or arbitrator that, assuming such Proceedings were determined or resolved adversely in accordance with the opposing party’s demands, would reasonably be expected to have, individually or in the aggregate, an Investor Material Adverse Effect.

Section 4.06. Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Investor who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

Section 4.07. Financing. The Investor has, and will have as of the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to consummate the Issuance in accordance with the terms hereof.

Section 4.08. Stock Ownership. The Investor is not, nor at any time in the past three years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL. The Investor and its Affiliates beneficially own no Shares as of the date hereof and will beneficially own such same number of Shares as of the Acceptance Time.

Section 4.09. Investor Status. The Shares to be acquired by the Investor pursuant hereto are being acquired by the Investor for its own account for the purpose of investment and not with a view to or for sale in connection with any public resale or distribution thereof in violation of Applicable Law. The Investor understands that such Shares may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and the certificates representing such Shares will bear a legend to such effect and to the effect that such Shares are subject to restrictions on transfer under the terms of the Registration Rights Agreement. The Investor is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act and is knowledgeable, sophisticated and experienced in business and financial matters, and fully understands the limitations on ownership, sale, transfer or other disposition of such Shares.

Section 4.10. Purpose of Investment. The Investor intends to hold the shares “solely for purposes of investment” as such term is defined by 16 C.F.R. Section 801.1(i), and interpreted under 16 C.F.R. Section 802.9.

Section 4.11. Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares. Such Investor understands that the Placement Agent has acted solely as the agent of the Company and such Investor has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

Article 5
COVENANTS OF THE COMPANY

The Company agrees that:

Section 5.01. Conduct of the Company. From the date hereof until the Closing, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect its Permits, (iii) keep available the services of its directors, officers, key employees and key consultants, and (iv) maintain satisfactory relationships with its customers, lenders, suppliers and others having significant business relationships with it, in each case, only if such change would reasonably be expected to have a material and adverse effect on the Company. Without limiting the generality of the foregoing, from the date hereof until the Closing, except (x) as expressly required by this Agreement, (y) as set forth in the corresponding subsection of Section 5.01 of the Company Disclosure Schedule or (z) with the prior written consent of the Investor, the Company shall not, nor shall it permit any of its Subsidiaries to:

(a) amend its certificate of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise);

(b) (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends payable by any of its wholly owned Subsidiaries or (iii) redeem, repurchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, any Company Securities, other than, in the case of this clause (iii), arising out of (A) the Offer on the terms set forth herein, (B) the issuance of capital stock to the Company pursuant to the formation of any Subsidiary of the Company or (C) (1) the satisfaction by the Company of tax withholding obligations upon exercise of Company Stock Options and/or the vesting or settlement of any Company Restricted Shares or Company RSUs, (2) exercise price net settlements upon exercise of Company Stock Options, (3) the exchange of any ExchangeCo Shares or (4) forfeiture of any Company Restricted Shares, in the case of this clause (B) in accordance with the applicable Company Stock Plan and the applicable award agreement;

(c) issue, sell or otherwise deliver any Company Securities, other than the issuance of any Shares upon the exercise of Company Stock Options or Company Warrants or the exchange of ExchangeCo Shares or settlement of Company RSUs, in each case that are outstanding on the date hereof in accordance with their terms;

(d) merge or consolidate with any other Person or adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring; or

(e) authorize, agree, resolve or commit to do any of the foregoing.

Section 5.02. No Solicitation; Other Offers.

(a) General Prohibitions. Prior to the Closing, neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors (“Representatives”) to, directly or indirectly, (i) solicit, initiate or take any action to knowingly assist, facilitate or encourage the submission of any Acquisition Proposal; (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that has made, is seeking to make or would be reasonably expected to make an Acquisition Proposal; (iii) recommend an Acquisition Proposal other than the transactions contemplated by this Agreement; (iv) fail to enforce, or grant any waiver or release under, any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries; (v) approve any transaction under, or any Person becoming an “interested stockholder” under, Section 203 of the DGCL; or (vi) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal. It is agreed that any violation of the restrictions on the Company set forth in this Section 5.02 by any Representative of the Company or any of its Subsidiaries shall be a breach of this Section 5.02 by the Company.

(b) Exceptions. Notwithstanding Section 5.02(a), at any time prior to the Acceptance Time:

(i) the Company, directly or indirectly through its Representatives, (A) provided that the Company has complied with Section 5.02(a), may engage in negotiations or discussions with any Third Party and its Representatives that has made after the date of this Agreement a bona fide, written Acquisition Proposal that the Company Board reasonably believes is or would reasonably be expected to lead to a Superior Proposal and (B) may furnish to such Third Party or its Representatives non-public information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement (a copy of which shall be provided for informational purposes only to the Investor) with such Third Party with terms in all material respects no less favorable to the Company than those contained in Section 6.09 and other terms necessary to permit the Company to comply with its obligations to the Investor pursuant to this Section 5.02; provided that all such information (to the extent that such information has not been previously provided or made available to the Investor) is provided or made available to the Investor, as the case may be, prior to or substantially concurrently with the time it is provided or made available to such Third Party; and

(ii) subject to compliance with Section 5.02(d), if the Company has received a Superior Proposal, then the Company Board may cause the Company to terminate this Agreement pursuant to and in accordance with Section 8.01(d)(i) in order to enter into a definitive agreement providing for such Superior Proposal on the terms disclosed to the Investor pursuant to Section 5.02(d).

Notwithstanding anything to the contrary contained in this Agreement, provided that the Company has complied with Section 5.02(a), the Company and its Representatives may (x) following the receipt of an Acquisition Proposal from a Third Party, contact such Third Party solely to clarify the terms and conditions of an Acquisition Proposal made by such Third Party so as to determine whether such Acquisition Proposal is or would reasonably be expected to lead to a Superior Proposal or (y) direct any such Third Party to this Agreement, including the specific provisions of this Section 5.02. In addition, nothing contained herein shall prevent the Company Board from complying with Rule 14d-9 (including Item 1012(a) of Regulation M-A under the Exchange Act) or Rule 14e-2(a) under the Exchange Act with regard to an Acquisition Proposal.

(c) Required Notices. None of the Company Board, the Company, any Subsidiaries of the Company or any of their respective Representatives shall take any of the actions referred to in Section 5.02(b) unless the Company shall have delivered to the Investor a prior written notice advising the Investor that it intends to take such action, and, after taking any such action, the Company shall continue to advise the Investor on a reasonably current basis of the status and material terms of any discussions and negotiations with the Third Party.

(d) “Last Look.” Further, the Company Board shall not, following receipt of a Superior Proposal pursuant to Section 5.02(b)(ii), terminate this Agreement pursuant to Section 8.01(d)(i) in order to enter into a definitive agreement in respect thereof, unless: (i) the Company promptly provides written notice to the Investor at least three Business Days before taking such action of its intention to do so (such three Business Day period, the “Negotiation Period”), (ii) such notice attaches the most current version of the proposed agreement under which such Superior Proposal is proposed to be consummated, (iii) during the Negotiation Period, the Company negotiates, and causes its Representatives to negotiate, in good faith with the Investor and its Representatives with respect to any proposed changes by the Investor to the terms and conditions of this Agreement and, if applicable, the other Transaction Documents or the transactions contemplated hereby or thereby (or with respect to other proposals made by the Investor) and (iv) the Investor does not make, prior to 11:59 p.m., New York City time, on the final day of the Negotiation Period, an offer that is at least as favorable to the stockholders of the Company as such Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Acquisition Proposal shall require a new written notification from the Company and a new three-Business Day period under this Section 5.02(d), which shall also be deemed to be a “Negotiation Period” under this Section 5.02(d)).

(e) Definition of Superior Proposal. For purposes of this Agreement, “Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal that the Company Board determines in good faith by a majority vote, after considering the advice of an outside financial advisor of nationally recognized reputation and outside legal counsel and taking into account all the terms and conditions of the Acquisition Proposal are more favorable to the Company’s stockholders than as provided hereunder (taking into account any proposal by the Investor to amend the terms of this Agreement pursuant to Section 5.02(d)), which the Company Board determines is reasonably likely to be consummated.

Section 5.03. Stock Exchange Listing. The Company shall use its reasonable best efforts to cause the Issuance Shares to be issued at the Closing pursuant to Article 2 hereof to be listed on NASDAQ at such time of issuance, subject to official notice of issuance, but in no event later than the Closing.

Section 5.04. Takeover Statutes. The Company shall: (a) take all actions necessary so that no “control share acquisition,” “fair price,” “moratorium” or other antitakeover or similar statute or regulation becomes applicable to the transactions contemplated or permitted by this Agreement or the other Transaction Documents and (b) if any such antitakeover or similar statute or regulation becomes applicable to the transactions contemplated or permitted by this Agreement or the other Transaction Documents, take all actions necessary so that such transactions may be consummated as promptly as practicable and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize to the greatest extent possible the effects of any such statute or regulation on such transactions.

Section 5.05. Stockholder Litigation. From and after the date hereof, the Company shall promptly advise the Investor orally and in writing of any Proceedings (including derivative claims) commenced or, to the knowledge of the Company, threatened against the Company and/or its directors or executive officers relating to this Agreement, the Offer, the Issuance and/or the other transactions contemplated hereby or the other Transaction Documents and shall keep the Investor promptly and reasonably informed regarding any such Proceeding. The Company shall give the Investor the opportunity to participate in the defense or settlement of any such Proceeding and shall give due consideration to the Investor’s views with respect thereto. The Company shall not agree to any settlement of any such Proceeding without the Investor’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 5.06. Stop Orders. The Company shall take all actions reasonably necessary to impose stop orders to prevent the Transfer of any Subject Shares (as defined in the Tender and Support Agreements) in violation of the Tender and Support Agreements.

Section 5.07. Written Consent. In connection with the Written Consent, the Company shall take all actions necessary to comply in all material respects with Section 228 of the DGCL.

Section 5.08. Reporting Status. Until the two year anniversary of the Closing Date (being the later of the First Closing and Second Closing in the event Section 2.02(c) is applicable), for so long as the Investor continues to hold Shares, the Company shall use commercially reasonable efforts to file all reports required to be filed with the SEC pursuant to the Exchange Act (or, if the Company is not required to file such reports, it will, upon the reasonable request of the Investor, make publicly available such necessary information for so long as is necessary to permit sales pursuant to Rule 144 under the Securities Act, as such rules may be amended from time to time), and, except as part of a transaction of the type contemplated by the definition of Acquisition Proposal (replacing references to “35%” therein with “50%”), the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require registration or otherwise permit such termination.

Section 5.09. No Deregistration. Until the two year anniversary of the Closing Date (being the later of the First Closing and Second Closing in the event Section 2.02(c) is applicable), for so long as the Investor continues to hold Shares, the Company shall use its reasonable best efforts to maintain the listing of the Class A Common Stock on NASDAQ or the New York Stock Exchange and shall not effect any voluntary delisting of the Class A Common Stock from NASDAQ except, in either case, as part of transaction of the type contemplated by the definition of Acquisition Proposal (replacing references to “35%” therein with “50%”).

Section 5.10. Public Disclosure. Prior to the commencement of the Offer, the Company shall publicly disclose all material, non-public information delivered to the Investor by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents, in connection with the transactions contemplated by this Agreement and the Transaction Documents.

Section 5.11. The Offer.

(a) Provided that this Agreement shall not have been terminated in accordance with Section 8.01, as promptly as practicable after the date hereof, but in no event later than 10 Business Days following the date of this Agreement, the Company shall commence (within the meaning of Rule 13e-4 under the Exchange Act) the Offer. The Offer shall be subject solely to the conditions set forth in Annex I hereto (the “Offer Conditions”). The date on which the Company commences the Offer is referred to as the “Offer Commencement Date.”

(b) The Company expressly reserves the right to waive any of the Offer Conditions and to make any change in the terms of or conditions to the Offer; provided that, without the prior written consent of the Investor, the Company shall not:

(i) change the Offer Price;

(ii) change the form of consideration to be paid in the Offer;

(iii) change the Maximum Shares sought to be purchased in the Offer;

(iv) extend or otherwise change the Expiration Time of the Offer except as provided herein;

(v) impose conditions to the Offer other than the Offer Conditions; or

(vi) otherwise amend, modify or supplement any of the terms or conditions of the Offer in a manner that adversely affects the holders of Shares.

(c) As soon as practicable on the Offer Commencement Date, the Company shall (i) file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto, and including all exhibits thereto, the “Schedule TO”) that shall include the summary term sheet required thereby and, as exhibits, the Offer to Purchase, a form of letter of transmittal and a summary advertisement (collectively, together with any amendments or supplements thereto, the “Offer Documents”) and (ii) cause the Offer Documents to be disseminated to holders of Shares to the extent required by applicable U.S. federal securities laws. The Company shall ensure that the Schedule TO, and any amendments or supplements thereto, comply in all material respects with the rules and regulations promulgated by the SEC under the Exchange Act and all other Applicable Laws. Each of the Investor and the Company agrees promptly to correct any information provided by it or on its behalf for use in the Schedule TO and the Offer Documents if and to the extent that such information shall have become (or shall have become known to be) false or misleading in any material respect. The Company shall cause the Schedule TO as so corrected to be filed with the SEC and the Offer Documents as so corrected to be disseminated to holders of Shares, in each case to the extent required by applicable U.S. federal securities laws or the rules and regulations of NASDAQ. The Investor and its counsel shall be given a reasonable opportunity to review and comment on the Schedule TO and any Offer Document each time before any such document is filed with the SEC, and the Company shall give reasonable and good faith consideration to any comments made by the Investor and its counsel. The Company shall provide the Investor and its counsel with (i) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule TO or the Offer Documents promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of the Company to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by using reasonable best efforts to give the Investor the opportunity to participate with the Company and its counsel in any substantive discussions or meetings with the SEC.

(d) Unless extended as provided in this Agreement, the Offer shall expire at midnight, New York City time, on the date that is 20 business days (calculated as set forth in Rule 14d-1(g)(3) under the Exchange Act) after the Offer Commencement Date. Notwithstanding the foregoing: the Company shall extend the Offer (i) for not more than ten Business Days at the then-scheduled expiration time of the Offer on one or more occasions (but in no event later than the End Date), if any of the Offer Conditions shall not have been satisfied or waived and (ii) for any period required by (x) any applicable rule, regulation, interpretation or position of the SEC or the staff thereof or (y) the rules and regulations of NASDAQ or Applicable Law. The time when the Offer expires (taking into account any permitted or required extensions in accordance with this Section 5.11(d)) is referred to herein as the “Expiration Time.” The Company shall not terminate or withdraw the Offer prior to the then-scheduled expiration time of the Offer unless this Agreement is validly terminated in accordance with its terms. In the event that this Agreement is terminated, the Company shall promptly, irrevocably and unconditionally terminate the Offer. In the event that the Offer is terminated, the Company shall not acquire any Shares pursuant to the Offer and shall cause any depositary acting on its behalf to return, in accordance with Applicable Law, all tendered Shares to the registered holders thereof.

(e) Subject to the terms and conditions set forth in this Agreement and to the satisfaction or waiver of the Offer Conditions, the Company shall (i) accept for payment, as promptly as practicable (and in any event within one Business Day) after the Expiration Time, all Shares validly tendered and not withdrawn pursuant to the Offer (the time at which Shares are first accepted for payment under the Offer, the “Acceptance Time”, and the date on which the Acceptance Time occurs, the “Offer Closing Date”), and (ii) promptly thereafter pay for such Shares. The Company shall use the proceeds from the Issuance to finance the Offer or for general corporate purposes.

(f) The Company shall (i) maintain in effect each of the Tender and Support Agreements and (ii) comply with and enforce, as applicable, its covenants, agreements, rights and obligations set forth in the Tender and Support Agreements (including, for the avoidance of doubt, its right to enforce any covenants, agreements or other obligations of any counterparty to the Tender and Support Agreements). The Company shall not (A) assign or delegate any of its rights or obligations under the Tender and Support Agreements, (B) amend, amend and restate, restate, supplement or otherwise modify any of the terms or conditions of the Tender and Support Agreements, (C) waive any of the covenants, agreements, obligations, representations or warranties of any counterparty to the Tender and Support Agreements or (D) agree to terminate any Tender and Support Agreement, in each case, without the prior written consent of the Investor. The Company shall promptly notify the Investor in writing if it has knowledge that any Shareholder has breached any of the covenants, agreements, rights and obligations set forth in the Tender and Support Agreement. The Investor shall be a third-party beneficiary of the Tender and Support Agreements. Each of the Tender and Support Agreements are intended to be for the benefit of Investor and its successors and assigns. The provisions of the Tender and Support Agreements shall be enforceable by the Investor and its successors and assigns.

Article 6
COVENANTS OF THE INVESTOR AND THE COMPANY

The parties hereto agree that:

Section 6.01. Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, the Company and the Investor shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all documentation to effect all necessary Filings and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided that the parties hereto understand and agree that neither the Investor nor the Company shall be required to (and neither the Company nor any of its Subsidiaries shall without the Investor’s prior written consent) (A) divest or otherwise hold separate (including by establishing a trust or otherwise), or take, cause to be taken or refrain from taking any other action (or otherwise agreeing to do any of the foregoing) with respect to, any of the Investor’s or the Company’s or any of their respective Affiliates’ businesses, assets or properties, (B) enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated hereby, (C) litigate, challenge or take any action with respect to any action or Proceeding by any Governmental Authority or (D) agree to do any of the foregoing.

(b) In furtherance and not in limitation of the foregoing, each of the Investor and the Company shall make any appropriate Filings pursuant to any Antitrust Law (including a Notification and Report Form pursuant to the HSR Act to the extent required by the HSR Act) with respect to the transactions contemplated hereby as promptly as practicable (and in any event within fifteen Business Days) after the date hereof and subject to Section 6.01(a) use their reasonable best efforts (i) to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or such Antitrust Law and (ii) to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act or such Antitrust Law, or the receipt of any requisite clearances and approvals under such Antitrust Law, as soon as practicable.

(c) To the extent permitted by Applicable Law, and subject to Section 6.01(a) each of the Investor and the Company shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any Filing and in connection with any investigation or other inquiry, including any Proceeding initiated by a private party, (ii) promptly inform the other party of any Filing or communication received from, or intended to be given to, any Governmental Authority and of any material communication received or intended to be given in connection with any Proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and prior to submitting any Filing, substantive written communication, correspondence or other information or response by such party to any Governmental Authority (or members of the staff of any Governmental Authority) or in connection with any Proceeding by a private party, the submitting party shall permit the other party and its counsel the opportunity to review as reasonably in advance as practicable under the circumstances, and consider in good faith the comments of the other party in connection with, any such Filing, communication or inquiry and further each of the Company and the Investor shall furnish each other with a copy of any Filing, communication or, if in written form, inquiry, it or any of its Affiliates makes to or receives from any Governmental Authority or in connection with any Proceeding by private party, in each case regarding any of the transactions contemplated hereby, and (iii) consult with each other in advance of any meeting or conference with any such Governmental Authority or, in connection with any Proceeding by a private party, with any other Person, and to the extent reasonably practicable, give the other party the opportunity to attend and participate in such meetings and conferences.

(d) The Company shall use its reasonable best efforts to take all actions necessary, proper or advisable to consummate the actions contemplated by Article 1 of the Tender and Support Agreements, including causing (i) any Shareholder (as defined in the Tender and Support Agreements) to become the record holder of such Shareholder’s Subject Shares (as defined in the Tender and Support Agreements) and/or to hold such Subject Shares directly (rather than through the Depository Trust Company) and (ii) the removal of any transfer restrictions on such Subject Shares that would otherwise impede the tender of such Subject Shares into the Offer (including by delivering any opinion of counsel reasonably requested by the Company’s transfer agent).

Section 6.02. Certain Filings. The Company and the Investor shall cooperate with one another (i) in connection with the preparation of the Offer Documents, (ii) in determining whether any action by or in respect of, or Filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Contracts in connection with the consummation of the transactions contemplated by this Agreement and (iii) subject to Section 6.01(a), in taking such actions or making any such Filings, furnishing information required in connection therewith or with the Offer Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 6.03. Commercial Agreements. The Company and the Investor agree to discuss and explore in good faith the possibility of one or more mutually acceptable commercial arrangements to be effective after the Closing related to advertising and cloud services.

Section 6.04. Public Announcements. Promptly following the execution and delivery hereof, each party shall issue a press release announcing the execution of this Agreement and the transactions contemplated hereby in the forms previously agreed upon by the Company and the Investor. Following such initial press release, (a) the Investor and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby and (b) neither the Investor nor the Company shall issue any such press release, make any such other public statement or schedule any such press conference or conference call without the consent of the Investor; provided, however, that the restrictions set forth in this Section 6.04 shall not apply to any release or public statement (i) required by Applicable Law or any applicable listing authority (in which case the parties shall use commercially reasonable efforts to (x) consult with each other prior to making any such disclosure and (y) cooperate (at the other party’s expense) in connection with the other party’s efforts to obtain a protective order), or (ii) made or proposed to be made by the Company in compliance with Section 5.02 with respect to the matters contemplated by Section 5.02 (or by the Investor in response thereto). Notwithstanding the foregoing, the parties may make oral or written public announcements, releases or statements without complying with the foregoing requirements if the substance of such announcements, releases or statements was publicly disclosed and previously subject to the foregoing requirements.

Section 6.05. Notice of Certain Events. Each of the Company and the Investor shall promptly notify the other of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication received by the Company or any of its Affiliates or the Investor or any of its Affiliates from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(c) any Proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or the Investor and any of its Subsidiaries, as the case may be, (i) that, if pending on the date of this Agreement, would have been required to have been disclosed by the Company pursuant to any Section of this Agreement or (ii) that relate to this Agreement or the consummation of the transactions contemplated hereby;

(d) any inaccuracy of any representation or warranty of such party contained in this Agreement at any time during the term hereof that could reasonably be expected to cause any conditions to the Closing or any Offer Condition not to be satisfied; and

(e) any failure of such party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder;

provided that the delivery of any notice pursuant to this Section 6.05 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 6.06. Investor Agreement to Vote. For so long as the Aggregate Ownership Percentage of the Investor is greater than 9.9%, at each meeting of the stockholders of the Company subsequent to the annual meeting of stockholders of the Company for the 2024 fiscal year (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) and at every postponement or adjournment thereof, the Investor shall, and shall cause each Investor Group Member to, vote any Shares beneficially owned, directly or indirectly, by the Investors or such Investor Group Member and entitled to vote at such meeting of the stockholders, in the same proportion as the vote of all holders (excluding the Investor Group) of Shares with respect to any vote regarding the election of directors. For the avoidance of doubt, the Investor shall use commercially reasonable efforts to ensure it and the Investor Group Members are entitled to vote each Share which are then held by the applicable Investor Group Member on the applicable record date for each meeting of stockholders or solicitation of consents in lieu of a meeting.

Section 6.07. Standstill.

(a) Except as contemplated by the Offer, until the one-year anniversary of the Closing (being the later of the First Closing and Second Closing in the event Section 2.02(c) is applicable), the Investor shall not, and shall not permit any of its Representatives (acting at the Investor’s direction) or Affiliates to (either individually, or in concert with any other Person, or as a “group” (as such term is used in Section 13(d)(3) of the Exchange Act)), directly or indirectly:

(i) make or in any way participate or engage in any “solicitation” of “proxies” or consents (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, to vote, or knowingly seek to advise or influence any Person with respect to voting of, any voting securities of the Company or any of its Subsidiaries, or call or seek to call a meeting of the Company’s stockholders (or action by written consent in lieu thereof) or initiate or make any stockholder proposal for action by the Company’s stockholders, or seek election to or to place a representative on the Company Board or seek the removal of any director from the Company Board;

(ii) make any public announcement with respect to, or offer, seek, propose or indicate an interest in (in each case with or without conditions), any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of all or substantially all of the assets of the Company or its Subsidiaries, or any other extraordinary transaction involving the Company or any Subsidiary of the Company or any of their respective securities or assets, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person regarding any of the foregoing;

(iii) effect or seek to effect (including by entering into discussions, negotiations, agreements or understandings with any third person), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or facilitate (including through the provision of financing) any other Person to effect or seek, offer or propose (whether public or otherwise) to effect or participate in a merger, consolidation, division, acquisition or exchange of any Company Securities or any material portion of the assets thereof, change of control transaction, recapitalization, restructuring, liquidation or similar transaction involving the Company or any of its Subsidiaries;

(iv) otherwise act, alone or in concert with others, to seek to control or influence, in any manner, management or the Company Board, the Company or any of its Subsidiaries;

(v) make any public proposal or public statement of inquiry or publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing;

(vi) take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a transaction or any of the events described in this Section 6.07(a);

(vii) enter into any discussions, negotiations, arrangements or understandings with any third party (including security holders of the Company, but excluding, for the avoidance of doubt, any Investor Group Members) with respect to any of the foregoing, including forming, joining or in any way participating in a “group” (as such term is used in Section 13(d)(3) of the Exchange Act) with any third party with respect to any securities of the Company or its Subsidiaries or otherwise in connection with any of the foregoing;

(viii) request the Company or any of its representatives, directly or indirectly, to amend or waive any provision of this Section 6.07(a), provided that this clause shall not prohibit the Investor from making a confidential request to the Company seeking an amendment or waiver of the provisions of this Section 6.07(a), which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof by any Person;

(ix) contest the validity of this Section 6.07(a) or make, initiate, take or participate in any demand, action (legal or otherwise) or proposal to amend, waive or terminate any provision of this Section 6.07(a);

(x) deposit any Company Securities owned thereby (whether beneficial ownership or record ownership) in any voting trust or subject any such Company Securities to any arrangement or agreement (other than customary brokerage accounts, margin accounts, prime brokerage accounts and the like) with respect to the voting of any such Company Securities, other than any such voting trust, arrangement or agreement solely among the Investor Group and their respective Affiliates and granting proxies in solicitations approved by the Company Board;

(xi) make any request for stockholder lists or other books and records of the Company or any of its Subsidiaries under any statutory or regulatory provisions providing for shareholder access to books and records of the Company or its Subsidiaries; or

(xii) advise, assist, knowingly encourage or direct any Person to do, or to advise, assist, encourage or direct any other person to do, any of the foregoing.

Section 6.08. Restrictions on Transfers of Shares.

(a) For so long as the Aggregate Ownership Percentage of the Investor is greater than 9.9%, neither the Investor nor the Investor Group Members shall at any time directly or indirectly, without approval of the Company Board, in any single transaction or series of related transactions, Transfer any of the Shares:

(i) other than in accordance with all Applicable Laws; or

(ii) to any Prohibited Transferee, other than any Transfer into the public market pursuant to a bona fide, broadly distributed underwritten public offering, in each case made pursuant to the Registration Rights Agreement and where the Investor Group Members effecting such Transfer has no reason to believe the purchaser is a Prohibited Transferee.

Neither the Investor nor the Investor Group Members shall be deemed to have breached their obligations under Section 6.08(a)(ii) as it relates to Activist Investors with respect to the Transfer of Shares to any Person so long as the Investor or such Investor Group Member acts in good faith, based on generally available public information and the advice of its legal and financial advisors and after reasonable inquiry (including consultation with the Company), determine that neither such Person nor its Affiliates is an Activist Investor. The reporting by a Person of its ownership of the securities of an issuer on Schedule 13G shall be deemed to establish conclusively that such person is not an Activist Investor with respect to such issuer for purposes of the definition of “Activist Investor”, except to the extent such person subsequently (but prior to such Transfer) files a Schedule 13D with respect to such issuer; provided that any such determination for any Person with respect to one issuer shall not preclude such Person from otherwise being an Activist Investor.

(b) The Investor agrees that it shall not Transfer any Shares (or solicit any offers in respect of any Transfer of any Shares) except in compliance with the Securities Act, any other applicable federal or state securities or “blue sky” laws. Except as set forth in this Section 6.08, neither the Investor nor any Investor Group Member shall be subject to any restriction on its ability to Transfer Shares or to solicit offers in respect of any such Transfer.

(c) If an Investor Group Member Transfers the Shares to another Investor Group Member, such other Investor Group Member shall agree in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company) to be bound by the terms of this Agreement and if the transferee and the transferor agree for the express benefit of the Company that the transferee shall Transfer the Shares so transferred back to the transferor at or before such time as the transferee ceases to be a Investor Group Member.

(d) Any attempted Transfer in violation of this Section 6.08 shall be null and void ab initio.

Section 6.09. Confidentiality.

(a) In connection with the Investor’s investment in the Company, each of the Company and the Investor (as applicable, the “Disclosing Party”) has furnished, and expects to continue to furnish, the other party (the “Receiving Party”) with certain Confidential Information (as defined below) of the Disclosing Party. Each Receiving Party acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i) to its Representatives who need to know such information with respect to any matters relating hereto; provided that the Receiving Party shall be responsible for any breach by such Representatives of the confidentiality obligations under this Section 6.09;

(ii) to the extent required by any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar legal process to which the Receiving Party or any of its Representatives is subject, or as may be required in connection with the assertion, prosecution or defense by such Receiving Party or any of its Representatives of any claim, demand, action, suit or proceeding with respect to any matters related hereto; provided that the Receiving Party or its applicable Representative shall provide the Disclosing Party with prompt notice of any such request, to the extent practicable and legally permitted, so that the Disclosing Party may seek confidential treatment, an appropriate protective order or similar relief, and the Receiving Party or its applicable Representative shall reasonably cooperate (at the Disclosing Party’s expense) with such efforts by the Disclosing Party; and

(iii) to the extent required to permit such Receiving Party or any of its Representatives to comply with Applicable Law or applicable rules or regulations of any stock exchange on which securities of such Receiving Party or its Affiliates are listed; provided that that the Receiving Party or its applicable Representative shall provide the Disclosing Party with prior notice of any such required disclosure, to the extent practicable and legally permitted, so that the Disclosing Party may seek confidential treatment, an appropriate protective order or similar relief, and the Receiving Party or its applicable Representative shall reasonably cooperate (at the Disclosing Party’s expense) with such efforts by the Disclosing Party.

(b) “Confidential Information” means any nonpublic information received by any Receiving Party concerning the Disclosing Party, its Affiliates, or its or their respective financial condition, business, operations or prospects; provided that “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its directors, officers, employees, counsel, investment advisers or other agents or representatives (including, in the case of the Investor, any Affiliate of the Investor) in violation of this Agreement, (ii) is or was available to the Receiving Party on a non-confidential basis prior to its disclosure to the Receiving Party by the Disclosing Party or (iii) was or becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party, which source is or was (at the time of receipt of the relevant information) not, to the best of the Receiving Party’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Disclosing Party.

Section 6.10. Information Statement.

(a) Subject to Section 6.10(e), the Company shall prepare and file with the SEC, as promptly as practicable (and no later than 10 Business Days) after the date of this Agreement, a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing (i) the information specified in Schedule 14C under the Exchange Act concerning the Written Consent and the Transaction and (ii) the notice of action by written consent required by Section 228(e) of the DGCL (such information statement, as amended or supplemented in accordance with the terms hereof, the “Information Statement”). The Investor shall furnish to the Company all information as may be reasonably requested concerning itself and its controlled Affiliates that is required to be included in the Information Statement pursuant to Applicable Law and shall promptly provide such other assistance in the preparation of the Information Statement as may be reasonably requested by the Company from time to time.

(b) Prior to the filing of the Information Statement (or any amendment or supplement thereto), or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide the Investor and its counsel with a reasonable opportunity to review and to comment on such document or response, which the Company shall consider in good faith. The Company shall promptly notify the Investor upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Information Statement and shall provide the Investor with copies of all correspondence between it, on the one hand, and the SEC and its staff, on the other hand, relating to the Information Statement. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Information Statement as promptly as practicable after receipt thereof. The Company shall cause the Information Statement to be mailed to holders of Shares (as of the date the Written Consent is effective) as promptly as practicable after the first to occur of: (i) confirmation from the SEC that it has no further comments on the Information Statement, (ii) confirmation from the SEC that the Information Statement is otherwise not to be reviewed or (iii) expiration of the 10-day period after filing in the event the SEC does not review the Information Statement.

(c) The Company agrees that the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act. The Company and the Investor agree, as to themselves only, that, at the time it is filed with the SEC, at the time it is first mailed to the holders of shares of Shares or at the time of any amendment or supplement thereof, the Information Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no party assumes any responsibility with respect to any statements or information supplied by or on behalf of the other party, its Affiliates or its or their respective representatives for inclusion or incorporation by reference in the Information Statement.

(d) If at any time prior to the Closing any information relating to the Company or the Investor, or any of their respective Affiliates, should be discovered by a party, which information should be set forth in an amendment or supplement to the Information Statement, the party that discovers such information shall promptly notify the other party and the Company shall prepare (with the assistance, if applicable, of the Investor) and mail to its stockholders such an amendment or supplement, in each case, to the extent required by Applicable Law. Each of the Company and the Investor agrees to promptly (i) correct any information provided by it specifically for use in the Information Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Information Statement to include any information that shall become necessary in order to make the statements in the Information Statement, in light of the circumstances under which they were made, not misleading.

(e) Notwithstanding anything herein to the contrary, this Section 6.10 shall automatically cease to be applicable if, within 10 Business Days after the date of this Agreement, the Company is informed in writing by NASDAQ that the shareholder approval of the Transaction is not required under applicable NASDAQ rules.

Article 7
CONDITIONS TO THE CLOSING

Section 7.01. Conditions to the Obligations of Each Party. The obligations of the Company and the Investor to consummate the Closing are subject to the satisfaction or (to the extent permissible under Applicable Law) waiver of the conditions that:

(a) no Applicable Law shall prohibit or make illegal the consummation of the Closing;

(b) no Applicable Law shall have been enacted, enforced, promulgated, issued or deemed applicable to the Offer or the Issuance, by any Governmental Authority that directly or indirectly renders illegal, delays materially or otherwise directly or indirectly restrains or prohibits the making of the Offer or the acceptance for payment by the Company in the Offer or payment for some or all of the Shares by the Investor or the consummation of the Issuance;

(c) there shall not have been instituted or pending any Proceeding by any Governmental Authority that seeks any remedy described in paragraph (b) above; and

(d) the Acceptance Time shall have occurred at or substantially concurrent with the Closing on the terms and subject to the conditions set forth herein; provided, however, for the avoidance of doubt, the condition to closing set forth in this Section 7.01(d) shall only apply to the Second Closing.

Section 7.02. Conditions to the Obligations of the Investor. The obligations of the Investor to consummate the Closing are subject to the satisfaction or (to the extent permissible under Applicable Law) waiver of the following conditions:

(a) no Applicable Law shall have been enacted, enforced, promulgated, issued or deemed applicable to the Offer or the Issuance, by any Governmental Authority that directly or indirectly (i) renders illegal, delays materially or otherwise directly or indirectly restrains or prohibits the making of the Offer or the acceptance for payment by the Company in the Offer or payment for some or all of the Shares by the Investor or the consummation of the Issuance, (ii) imposes or confirms any limitation on the ability of the Investor or any of its Affiliates effectively to exercise full rights of ownership of the Shares to be acquired by the Investor in the Issuance, including the right to vote any such Shares on all matters properly presented to the Company’s stockholders, or (iii) compels the Investor, the Company or any of its Affiliates to take any action not required to be taken (or not permitted to be taken without the Investor’s consent) pursuant to the terms of this Agreement, including Section 7.01(a);

(b) there shall not have been instituted or pending any Proceeding by any Governmental Authority that seeks any remedy described in paragraph (a)(i) above;

(c) (i) any of the representations and warranties of the Company contained in any of Section 3.01, Section 3.02, Section 3.05, Section 3.21 or Section 3.22 that are qualified as to materiality or Company Material Adverse Effect shall be true and correct in all respects and any such representations and warranties that are not so qualified shall be true and correct in all material respects or (ii) any of the other representations and warranties of the Company contained in this Agreement or in any certificate or other writing delivered by the Company pursuant hereto (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) shall be true and correct with, in the case of this clause (ii) only, only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, in the case of each of clauses (i) through (ii) as of the date of the Agreement and at and as of the Closing as if made at and as of such time (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true only as of such time);

(d) the Company shall have complied with or performed in all material respects its obligations and covenants required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing;

(e) there shall not have occurred any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

(f) the Investor shall have received a certificate executed by an authorized executive officer of the Company dated as of the Closing certifying as to the certificate of incorporation and bylaws of the Company as in effect as of the date hereof and as of the Closing and that the conditions specified in paragraphs (c), (d) and (e) have been satisfied;

(g) no stop order or suspension of trading shall have been imposed by the NASDAQ, the SEC or any other Governmental Authority with respect to public trading in the Class A Common Stock;

(h) the Issuance Shares shall have been approved for listing on NASDAQ, subject only to official notice of issuance;

(i) unless Section 6.10(e) is applicable, the Company shall have filed the Information Statement with the SEC and at least 20 calendar days shall have passed since the Information Statement was sent or given to the stockholders of the Company in compliance with Rule 14c-2 of the Exchange Act;

(j) each Shareholder (as defined in the Tender and Support Agreements) shall have tendered in the Offer, and the Company has accepted for purchase as Accepted Shares (as defined in the Tender and Support Agreements), a number of Subject Shares that is at least equal to such Shareholder’s Required Tender Shares (as defined in the Tender and Support Agreements), subject to the proration in the Offer in accordance with the terms of the Offer;

(k) the Company shall have executed and delivered to the Investor the Registration Rights Agreement; and

(l) none of the other Transaction Documents shall have terminated (or shall otherwise not be in full force and effect) and there shall not have occurred any event, occurrence or other fact or circumstance which prevents or prohibits any such Transaction Document from becoming effective in accordance with the terms thereof.

Section 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Closing are subject to the satisfaction or (to the extent permissible under Applicable Law) waiver of the following conditions:

(a) the representations and warranties of the Investor set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect;

(b) the Investor shall have complied with or performed in all material respects its obligations and covenants required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing; and

(c) the Investor shall have executed and delivered to the Company the Registration Rights Agreement.

Article 8
TERMINATION

Section 8.01. Termination. This Agreement may be terminated and the Offer and Issuance may be abandoned at any time prior to the Closing:

(a) by mutual written agreement of the Company and Investor;

(b) by either the Company or Investor, if:

(i) the Closing has not occurred on or before April 30, 2025 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party whose breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement results in the failure of the Offer to be consummated by such time; provided, further, that in the event the First Closing has occurred, then this Section 8.01(b)(i) shall only apply to the obligation to close the Second Closing pursuant to Section 2.02(c)(ii); or

(ii) there shall be any Applicable Law that (A) makes consummation of the Offer or the Issuance illegal or otherwise prohibited or (B) permanently enjoins either the Company or the Investor from consummating the Offer or the Issuance, and in each case such Applicable Law shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall not be available to any party whose breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement results in the existence of any fact or occurrence described in the foregoing clause (A) or (B);

(c) by the Investor, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 7.02(c) or Section 7.02(d) to not be satisfied and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, the Company does not cure such breach or failure within 30 days after receipt by the Company of written notice from the Investor of such breach or failure; provided that the Investor shall not have the right to terminate this Agreement pursuant to this Section 8.01(c) if the Investor is then in material breach of any of its representations, warranties, covenants or agreements hereunder, which breach would give rise to the failure of any condition set forth in Section 7.03(b) or Section 7.03(c) to be satisfied; or

(d) by the Company, if, prior to the Closing,

(i) the Company Board shall have determined to enter into a definitive agreement in respect of a Superior Proposal in accordance with this Agreement, including Section 5.02(b)(ii); provided that, as a condition precedent to the effectiveness of such termination, the Company shall have paid to the Investor a termination fee equal to $20,000,000.00 immediately before and as a condition to such termination which, upon payment, and notwithstanding any other provision of this Agreement to the contrary, shall be the sole and exclusive remedy available to the Investor upon such termination; or

(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Investor set forth in this Agreement shall have occurred that would reasonably be expected to prevent the Investor from consummating the Issuance and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, the Investor does not cure such breach or failure within 30 days after receipt by the Investor of written notice from the Company of such breach or failure; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(d) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder, which breach would give rise to the failure of any condition set forth in Section 7.02(c) or Section 7.02(d) to be satisfied.

The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give written notice of such termination to the other party.

Section 8.02. Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder or Representative of such party) to the other party hereto; provided that, if such termination shall result from either party’s fraud or the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) breach of this Agreement, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of this Section 8.02, Section 6.04, Section 6.09, Section 10.01, Section 10.03, Section 10.06, Section 10.07 and Section 10.08 shall survive any termination hereof pursuant to Section 8.01.

Article 9
SURVIVAL; INDEMNIFICATION

Section 9.01. Survival. The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto shall survive the Closing until the date that is 12 months after Closing Date (being the later of the First Closing and Second Closing in the event Section 2.02(c) is applicable) (the “Expiration Date”); provided that the representations and warranties contained in Section 3.01, Section 3.02, Section 3.05, Section 3.21 and Section 3.22 (collectively, the “Fundamental Warranties”) shall survive until the latest date permitted by law. The covenants, agreements and obligations of the parties hereto contained in this Agreement (other than the covenants, agreements and obligations of the Company contained in Section 5.01) or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the latest date permitted by law or for the shorter period explicitly specified therein, except that for such covenants, agreements and obligations that survive for such shorter period, breaches thereof shall survive indefinitely or until the latest date permitted by law. Notwithstanding the preceding sentence, any breach of a representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the foregoing sentences, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given in accordance with this Article 9 to the party against whom such indemnity may be sought prior to such time. For the avoidance of doubt, the Company and its Subsidiaries shall not be deemed Affiliates of the Investor, and the Investor shall not be deemed an Affiliate of the Company and its Subsidiaries for purposes of this Article 9.

Section 9.02. Indemnification of Investor Indemnified Parties. Effective at and after the Closing, the Company hereby agrees to indemnify the Investor, its Affiliates and their respective officers, directors, managers, employees, agents, successors and assigns (collectively, the “Investor Indemnified Parties”) against and agrees to hold each of them harmless from any and all Damages (whether involving a Third Party Claim or a claim solely between the parties hereto) incurred or suffered by the Investor Indemnified Parties (regardless of whether such Damages arise as a result of the negligence, strict liability or any other liability under any theory of law or equity of any Investor Indemnified Party) arising out of or resulting from (a) any inaccuracy, misrepresentation or breach of any representation or warranty (each, a “Warranty Breach”) of the Company in this Agreement or in any certificate or other writing delivered pursuant hereto (determined, except with respect to Section 3.09, without regard to any qualification or exception contained therein relating to materiality or Company Material Adverse Effect or any similar qualification or standard), or (b) any breach of any covenant or agreement of the Company in this Agreement. The parties acknowledge and agree that the settlement of any Proceeding of the type described in Section 5.05 that includes disclosure by the Company shall not in and of itself evidence an inaccuracy, misrepresentation or breach of the representations and warranties set forth in Section 3.08.

Section 9.03. Limitations on Indemnification by the Company. With respect to indemnification by the Company for Warranty Breaches under Section 9.02(a), except in respect of breaches of Fundamental Representations and for claims for fraud or intentional misrepresentation:

(a) the Company shall not be liable unless and until the aggregate amount of all Damages with respect to such Warranty Breaches shall exceed an amount equal to $10,000,000 and then only to the extent of such excess; and

(b) the Company’s maximum aggregate liability will be limited to $775,000,000 (or, in the event the closing of the Offer does not occur, $500,000,000).

Section 9.04. Indemnification of Company Indemnified Parties. Effective at and after the Closing, the Investor hereby agrees to indemnify the Company, its Affiliates and their respective officers, directors, managers, employees, agents, successors and assigns (collectively, the “Company Indemnified Parties”) against and agrees to hold each of them harmless from any and all Damages (whether involving a Third Party Claim or a claim solely between the parties hereto) incurred or suffered by the Company Indemnified Parties (regardless of whether such Damages arise as a result of the negligence, strict liability or any other liability under any theory of law or equity of any Company Indemnified Party) arising out of or resulting from (a) any Warranty Breach by the Investor of any representation or warranty of the Investor in this Agreement or in any certificate or other writing delivered pursuant hereto (determined without regard to any qualification or exception contained therein relating to materiality or Investor Material Adverse Effect or any similar qualification or standard) or (b) any breach of any covenant or agreement of Investor in this Agreement.

Section 9.05. Limitations on Indemnification by the Investor. With respect to indemnification by the Company for Warranty Breaches under Section 9.04(a), except for fraud or intentional misrepresentation:

(a) the Investor shall not be liable unless and until the aggregate amount of all Damages with respect to such Warranty Breaches shall exceed an amount equal to $10,000,000 and then only to the extent of such excess; and

(b) the Investor’s maximum aggregate liability will be limited to $75,000,000.

Section 9.06. Other Limitations. Notwithstanding anything to the contrary contained herein, any Damages otherwise indemnifiable under this Article 9 shall be reduced by the amount of insurance proceeds actually recovered by an Indemnified Party in respect of such Damages (net of costs of collection, deductibles and retro-premium adjustments). Damages shall be determined without duplication of recovery by reason of the state of facts giving rise to such Damages constituting a breach of more than one representation, warranty, covenant or agreement.

Section 9.07. Third Party Claim Procedures.

(a) The party seeking indemnification under Section 9.02 or 9.04 (the “Indemnified Party”) agrees to give prompt notice in writing to the party against whom indemnity is to be sought (the “Indemnifying Party”) of the assertion of any claim or the commencement of any Proceeding by any third party (excluding, in the case of the Investor Indemnified Parties, any such Proceeding against the Company or any of its Affiliates) (a “Third Party Claim”) in respect of which indemnity may be sought under such Section. Such notice shall set forth in reasonable detail such Third Party Claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have materially and adversely prejudiced the Indemnifying Party.

(b) The Indemnifying Party shall be entitled to participate in the defense of any Third Party Claim and, subject to the limitations set forth in this Section 9.07(b) and Section 9.07(c), shall be entitled to control and appoint lead counsel for such defense, in each case at its own expense; provided that prior to assuming control of such defense, the Indemnifying Party must acknowledge that it would have an indemnity obligation for the Damages resulting from such Third Party Claim as provided under this Article 9.

(c) The Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Third Party Claim if (i) the Indemnifying Party does not deliver the acknowledgment referred to in Section 9.07(b) within 30 days of receipt of notice of the Third Party Claim pursuant to Section 9.07(a), (ii) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation involving the Indemnified Party or any of its Affiliates, (iii) the Third Party Claim relates to Taxes of the Indemnified Party or any of its Affiliates, (iv) the Indemnified Party reasonably believes an adverse determination with respect to the Third Party Claim would be detrimental in any material respect to the reputation or future business prospects of the Indemnified Party or any of its Affiliates, (v) the Third Party Claim seeks an injunction or equitable relief against the Indemnified Party or any of its Affiliates or (vi) the Indemnifying Party has failed or is failing to prosecute or defend vigorously the Third Party Claim.

(d) If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 9.07, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party before entering into any settlement of such Third Party Claim; provided that consent of the Indemnified Party shall not be required for any such settlement if (i) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (ii) such settlement includes an unconditional release of the Investor Indemnified Parties or the Company Indemnified Parties, as the case may be, from all liability on claims that are the subject matter of such Third Party Claim and does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of the Investor Indemnified Parties or the Company Indemnified Parties, as the case may be. If the Indemnified Party shall control of the defense of any Third Party Claim in accordance with the provisions of this Section 9.07, the Indemnified Party shall obtain the prior written consent of the Indemnifying Party before entering into any settlement of such Third Party Claim (such consent not to be unreasonably withheld, conditioned or delayed).

(e) In circumstances where the Indemnifying Party is controlling the defense of a Third Party Claim in accordance with the foregoing, the Indemnified Party shall be entitled to participate in the defense of any Third Party Claim and to employ separate counsel of its choice for such purpose, in which case the fees and expenses of such separate counsel shall be borne by the Indemnified Party; provided that the reasonable fees and expenses of such separate counsel shall constitute indemnifiable Damages hereunder (i) to the extent incurred by the Indemnified Party prior to the date that the Indemnifying Party assumes control of the defense of the Third Party Claim or (ii) if the Indemnified Party is advised by counsel that (A) there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such claim or (B) there may be one or more defenses or claims available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party and that could be materially adverse to the Indemnifying Party; and provided further that in no event shall the Indemnifying Party be liable for the fees and expenses of more than one separate firm of attorneys for all Indemnified Parties in connection with any Third Party Claim, plus one firm of local counsel in each jurisdiction in which any such Third Party Claim is taking place. In the case of the foregoing clause (ii), the Indemnifying Party shall keep the Indemnified Party reasonably informed with respect to such Third Party Claim and cooperate with the Indemnified Party in connection therewith.

(f) Each party shall cooperate, and cause its Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith; provided that no party shall be required to disclose any such records or information that would result in the loss of attorney-client privilege, but such party shall use its commercially reasonable efforts to (1) develop an alternative to providing such records or information that is reasonably acceptable to the other party or (2) enter into a joint defense agreement or implement such other techniques if the parties determine that doing so would permit the disclosure of such records or information without violating such attorney-client privilege.

Section 9.08. Direct Claim Procedures. In the event an Indemnified Party has a claim for indemnity under Section 9.02 or Section 9.04 against an Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party agrees to give prompt notice in writing of such claim to the Indemnifying Party. Such notice shall set forth in reasonable detail such claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have materially and adversely prejudiced the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party in writing within 30 days following the receipt of a notice with respect to any such claim that the Indemnifying Party disputes its indemnity obligation to the Indemnified Party for any Damages with respect to such claim, such Damages shall be conclusively deemed a liability of the Indemnifying Party and the Indemnified Party shall be entitled to prompt payment of all Damages arising out of such claim to the extent provided in this Article 9. If the Indemnifying Party has timely disputed its indemnity obligation for any Damages with respect to such claim, the parties shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of jurisdiction determined pursuant to Section 9.07.

Section 9.09. Exclusive Remedy.

(a) Without limiting any claims arising out of the other Transaction Documents, after the Closing, except as otherwise expressly provided in this Agreement (including Section 10.03 and Section 10.12) or with respect to claims for fraud, intentional misrepresentation or intentional misconduct, the sole and exclusive recourse for any Damages or claim for Damages under this Agreement shall be the indemnity set forth in this Article 9.

(b) Notwithstanding the provisions of Section 9.09(a), in the event an Investor Indemnified Party is entitled to indemnification under Section 9.02 with respect to a breach of the representations and warranties set forth in Section 3.05 (Capitalization) due to the number of Company Securities (including any that may be issued after the date hereof and prior to the Closing as permitted under Section 5.01(c)) being inaccurate, the Company shall, with respect to any such breach, issue additional Shares to the Investor (for no consideration) equal to an amount that, if such Shares had been owned by the Investor as of the Closing (being the later of the First Closing and Second Closing in the event Section 2.02(c) is applicable), and when added solely to the number of Shares issued to the Investor in the Issuance at such Closing, would have resulted in the Investor owning, immediately after such Closing, a percentage of the Fully Diluted Shares that the Investor would have owned immediately after such Closing had the representations and warranties set forth in Section 3.05 been true and correct as of such Closing (for the avoidance of doubt, without giving effect to any new shares of capital stock issued after such Closing.

Section 9.10. Purchase Price Adjustment. To the extent permitted by Applicable Law, any amount paid under Article 9 will be treated as an adjustment to the purchase price in the Issuance.

Article 10
MISCELLANEOUS

Section 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or email, so long as a receipt of such facsimile transmission or email is requested and received) and shall be given,

(a) if to Investor, to:

Tether Investments Limited

c/o SHRM Trustees

Trinity Chambers

Tortola, Road Town

British Virgin Islands, VG1110

Attn:	Legal
Email:	legal@tether.to

with copies (which shall not constitute notice) to:

McDermott Will & Emery LLP

One Vanderbilt Avenue,

New York, NY 10017-3852

Attention:	Frank Steinherr

Daniel Woodard

Email:	fsteinherr@mwe.com

dwoodard@mwe.com

(b) if to the Company, to:

Rumble Inc.

444 Gulf of Mexico Drive

Longboat Key, FL 34228

Attention: Chris Pavlovski and Michael Ellis

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention:	Russell L. Leaf

Sean M. Ewen

Julian D. Golay

Email:	rleaf@willkie.com

sewen@willkie.com

jgolay@willkie.com

or to such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

Section 10.02. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that (i) after the Acceptance Time, no amendment shall be made that decreases the Offer Price, and (ii) there shall be no amendment or waiver that would require the approval of the stockholders of the Company under Applicable Law without such approval having first been obtained.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 10.03. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, provided that the Company shall reimburse any such reasonable and documented out-of-pocket costs and expenses of the Investor in an amount not to exceed $1,000,000.

Section 10.04. Disclosure Schedule and SEC Document References.

(a) The parties hereto agree that any reference in a particular Section of either the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such other representations and warranties would be readily apparent to a reasonable person who has read that reference and such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed.

(b) The parties hereto agree that any information contained in any part of any Company SEC Document described in the first sentence of Article 3 shall only be deemed to be an exception to (or a disclosure for purposes of) the representations and warranties of the Company if the relevance of that information as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent to a reasonable person who has read that information concurrently with such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed; provided that in no event shall any information contained in any part of any such Company SEC Document entitled “Risk Factors” or containing a description or explanation of “Forward-Looking Statements” or any other statements that are predictive, cautionary or forward-looking in nature, be deemed to be an exception to (or a disclosure for purposes of) any representations and warranties of the Company contained in this Agreement.

Section 10.05. Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as set forth in Article 9 and with respect to the Placement Agent who is an intended third-party beneficiary of the representations and warranties in Article 3 and Article 4 and of this Section 10.05 and Section 10.13, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that the Investor may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided that such transfer or assignment shall not relieve the Investor of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to the Investor or prejudice the rights of tendering stockholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

Section 10.06. Governing Law. This Agreement and all claims and causes of action arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 10.07. Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Court of Chancery or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.01 shall be deemed effective service of process on such party.

Section 10.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 10.10. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

Section 10.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 10.12. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that, prior to the valid termination of this Agreement pursuant to Section 8.01, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts referred to in Section 10.07, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.13. Exculpation of the Placement Agent. Each party hereto agrees for the express benefit of the Placement Agent, its Affiliates and its representatives that:

(a) The Placement Agent is acting as placement agent for the Company solely in connection with the Transaction and the transactions contemplated by the Transaction Documents and is not acting in any other capacity and is not and shall not be construed as a fiduciary for the Investor, or any other person or entity in connection with the sale of Shares.

(b) Neither the Placement Agent nor any of its Affiliates or any of its respective representatives (i) shall be liable for any improper payment made in accordance with the information provided by the Company; (ii) has made or will make any representation or warranty, express or implied, of any kind or character, and has not provided any recommendation in connection with the purchase or sale of the Shares; (iii) has any responsibilities as to the validity, accuracy, completeness, value or genuineness, as of any date, of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement, the other Transaction Documents, or in connection with any of the transactions contemplated by such agreements; or (iv) shall be liable or have any obligation (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by any Investor, the Company or any other Investor or entity), whether in contract, tort or otherwise to any Investor or to any person claiming through such Investor, (A) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, any other Transaction Document, (B) for anything which any of them may do or refrain from doing in connection with this Agreement, any other Transaction Document, or (C) for anything otherwise in connection with the purchase and sale of the Shares, except in each case for such party’s own gross negligence or willful misconduct.

[The remainder of this page has been intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

TETHER INVESTMENTS LIMITED

By:	/s/ Paolo Ardoino
	Name:	Paolo Ardoino
	Title:	CEO

Signature Page to Transaction Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

RUMBLE INC.

By:	/s/ Christopher Pavlovski
	Name:	Christopher Pavlovski
	Title:	Chief Executive Officer

Signature Page to Transaction Agreement

ANNEX I

OFFER CONDITIONS

Upon the terms and subject to the conditions of the Offer, the Company will offer to purchase up to 70,000,000 shares of Class A Common Stock at a purchase price of $7.50 per share in cash, less any applicable withholding taxes and without interest, which represents an aggregate purchase price of $525 million.

The Offer will not be conditioned on any minimum number of shares being tendered. The Offer will, however, be subject to the completion of the Issuance (the “Investment Condition”) before, at or substantially concurrent with the Acceptance Time.

Notwithstanding any other provision of the Offer, the Company will not be required to accept for payment, purchase or pay for any shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of and the payment for shares tendered, subject to Rule 13e-4(f) under the Exchange Act, if at any time on or after the commencement of the Offer and before or at the expiration time of the Offer any of the following events occur (or shall have been reasonably determined by the Company to have occurred):

●	the failure to satisfy the Investment Condition;

●	there has been enacted, issued or promulgated any law or order by any government or governmental, regulatory or administrative agency, authority or tribunal of competent and applicable jurisdiction that:

o	makes illegal, or which has the effect of prohibiting or otherwise preventing, the making of the Offer or the acquisition by the Company of some or all of the shares pursuant to the Offer; or

o	makes illegal the purchase of, or payment of, some or all of the shares pursuant to the Offer or has the effect of prohibiting or preventing the Company’s ability to accept for payment or pay for some or all of the shares;

●	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

●	any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) has been enacted, entered, promulgated or enforced in respect of the Offer or the Company or any of its subsidiaries by any court, government or governmental agency or other regulatory or administrative authority of competent and applicable jurisdiction, domestic or foreign, which prevents or prohibits the consummation of the Offer; or

●	the Company shall have determined that the consummation of the Offer and the purchase of the shares may cause the shares to be delisted from the NASDAQ.

EXHIBIT A

FORM OF TENDER AND SUPPORT AGREEMENT

[See Exhibit 10.2]

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [______________], is made and entered into by and between Rumble Inc., a Delaware corporation (the “Company”), and Tether Investments Limited (the “Investor”).

RECITALS

WHEREAS, the Company is party to that certain Amended and Restated Registration Rights Agreement, dated as of September 16, 2022, by and among the Company, CFAC Holdings VI, LLC, a Delaware limited liability company, and certain other stockholders of the Company party thereto (the “September 2022 Registration Rights Agreement”);

WHEREAS, concurrently with the execution of this Agreement, the Company and the Investor have entered into the Transaction Agreement, pursuant to which, among other matters, (a) the Company has agreed to issue and sell to the Investor, and the Investor has agreed to purchase, 103,333,333 newly issued shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), at a price of $7.50 per share, without interest, net to the Company in cash (the “Issuance”) and (b) the Company has agreed to commence a tender offer to purchase up to 70,000,000 shares of Common Stock at a price of $7.50 per share, without interest, net to the seller in cash;

WHEREAS, as contemplated by the Transaction Agreement, the Company and the Investor desire to enter into this Agreement in order to provide the Holders (as defined below) with certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with the executive officers of and counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” shall mean the Board of Directors of the Company.

“Business Combination Agreement” shall mean the Business Combination Agreement, dated as of December 1, 2021, by and between the Company and Rumble Canada, Inc. (formerly known as Rumble Inc.), a corporation formed under the laws of the Province of Ontario, Canada, as amended by the Amendment thereto, dated as of August 24, 2022.

“Class C Common Stock” shall mean the Company’s Class C common stock, par value $0.0001 per share.

“Closing” shall mean the closing of the Issuance.

“Company” shall have the meaning given in the Preamble.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company Shelf Takedown Notice” shall have the meaning given in subsection 2.1.3.

“Demand Registration” shall have the meaning given in subsection 2.2.1.

“Demanding Holders” shall have the meaning given in subsection 2.2.1.

“Effectiveness Deadline” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“ExchangeCo Shares” means exchangeable shares in the capital of 1000045728 Ontario Inc., which shares are (a) issued “in tandem” with shares of Class C Common Stock and (b) exchangeable for shares of Common Stock.

“Existing Registration Rights Holders” shall mean the parties to the September 2022 Registration Rights Agreement (other than the Company).

“Form S-1 Shelf” shall have the meaning given in subsection 2.1.1.

“Form S-3 Shelf” shall have the meaning given in subsection 2.1.1.

“Fully Diluted Basis” shall mean, as of any time of determination, all issued and outstanding shares of Common Stock as of such time, assuming for purposes of the calculation that all outstanding ExchangeCo shares have been exchanged for shares of Common Stock (with a concomitant redemption of shares of Class C Common Stock).

“Holders” shall mean the Investor, and its successors and assigns, and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2; provided, that upon any Holder (or any such person or entity) ceasing to hold Registrable Securities, they shall cease to be a Holder.

“Issuance” shall have the meaning given in the Recitals hereto.

“Maximum Number of Securities” shall have the meaning given in subsection 2.2.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading.

“Permitted Transferees” shall mean (a) any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities pursuant to (i) the Transaction Agreement or this Agreement or (ii) any other applicable agreement between such Holder and the Company, and (b) any transferee thereafter of any person or entity referenced in the preceding clause (a).

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“Pro Rata” shall mean, in the context of a Registration involving multiple Holders of Registrable Securities or holders of Common Stock, as applicable, the percentage derived by dividing (x) the aggregate number of Registrable Securities and/or shares of Common Stock proposed to be sold by such participant in such Registration by (y) the aggregate number of Registrable Securities and/or shares of Common Stock proposed to be sold by all participants in such Registration.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the shares of Common Stock issued to the Investor pursuant to the Issuance, (b) to the extent not included within the preceding clause (a), any outstanding shares of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the Closing, and (c) any other equity security of the Company issued or issuable with respect to any share of Common Stock described in the foregoing clauses (a) through (b) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement (except any transfer to a Permitted Transferee); (ii) such securities shall have ceased to be outstanding; (iii) such securities shall have been sold without registration pursuant to Rule 144; or (iv) such securities shall have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. Notwithstanding the foregoing, when the term “Registrable Security” is used herein in the express context of Company securities owned by the Existing Registration Rights Holders, “Registrable Security” shall have the meaning given to such term in the September 2022 Registration Rights Agreement.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Shelf Underwritten Offering or a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Removed Shares” shall have the meaning given in Section 2.6.

“Requesting Holder” shall have the meaning given in subsection 2.2.1.

“Restricted Securities” shall have the meaning given in subsection 3.6.1.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act, or any successor rule promulgated thereafter by the SEC.

“Rule 415” shall have the meaning given in subsection 2.1.1.

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff whether formally or informally or publicly or privately and (ii) the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“September 2022 Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Shelf Takedown Notice” shall have the meaning given in subsection 2.1.3.

“Shelf Underwritten Offering” shall have the meaning given in subsection 2.1.3.

“Transaction Agreement” shall mean the Transaction Agreement, dated as of the date hereof, by and between the Company and the Investor.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATIONS

2.1 Shelf Registration.

2.1.1 Initial Registration. The Company shall, as soon as practicable but no later than the date that is 15 days immediately after the closing of the Issuance, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) (“Rule 415”) on the terms and conditions specified in this subsection 2.1.1 and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but in no event later than the earlier of (i) sixty (60) calendar days following the filling thereof (or 90 calendar days following the filing thereof if the SEC notifies the Company that it will “review” the Registration Statement), and (ii) the second (2nd) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). The Registration Statement filed with the SEC pursuant to this subsection 2.1.1 shall be a shelf registration statement on Form S-3 (a “Form S-3 Shelf”) or, if Form S-3 is not then available to the Company, on Form S-1 (a “Form S-1 Shelf”) or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.1.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall cause such Registration Statement filed pursuant to this subsection 2.1.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this subsection 2.1.1, but in any event within one (1) business day of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this subsection 2.1.1 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

2.1.2 Form S-3 Shelf. If the Company files a Form S-3 Shelf and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use its best efforts to file a Form S-1 Shelf as promptly as practicable (but in any event, within ten (10) calendar days) to replace the shelf registration statement that is a Form S-3 Shelf and have the Form S-1 Shelf declared effective as promptly as practicable and to cause such Form S-1 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.1.3 Shelf Takedown. At any time and from time to time following the effectiveness of the shelf registration statement required by subsection 2.1.1 or 2.1.2, any Holder may request to sell all or a portion of their Registrable Securities in an underwritten offering that is registered pursuant to such shelf registration statement, including a Block Trade (a “Shelf Underwritten Offering”) provided that such Holder(s) (a) reasonably expect aggregate gross proceeds in excess of $35,000,000 from such Shelf Underwritten Offering or (b) reasonably expect to sell all of the Registrable Securities held by such Holder in such Shelf Underwritten Offering but in no event less than $10,000,000. All requests for a Shelf Underwritten Offering shall be made by giving written notice to the Company (the “Shelf Takedown Notice”). Each Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Shelf Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Shelf Underwritten Offering. Within five (5) business days after receipt of any Shelf Takedown Notice that is not a Block Trade, the Company shall give written notice of such requested Shelf Underwritten Offering to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and, subject to reductions consistent with the Pro Rata calculations in Section 2.2.4, shall use commercially reasonable efforts to include in such Shelf Underwritten Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein, within five (5) days after sending the Company Shelf Takedown Notice. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters selected by the initiating Holders after consultation with the Company and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities. In connection with any Shelf Underwritten Offering contemplated by this subsection 2.1.3, subject to Section 3.3 and Article IV, the underwriting agreement into which each Holder and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations of the Company and the selling stockholders as are customary in underwritten offerings of securities by the Company. Notwithstanding anything to the contrary set forth in this subsection 2.1.3 or subsection 2.2.1, a request by any Holder(s) for a Shelf Underwritten Offering pursuant to this subsection 2.1.3 shall count as a Demand Registration for purposes of the limitations on the number of Demand Registrations set forth in the last sentence of subsection 2.2.1 for so long as the Registrable Securities requested to be sold in such Shelf Underwritten Offering by such Holder(s) pursuant to this subsection 2.2.1 (after giving effect to any to reductions consistent with the Pro Rata calculations in Section 2.2.4) have actually been sold in connection therewith.

2.1.4 Holder Information Required for Participation in Shelf Registration. At least ten (10) business days prior to the first anticipated filing date of a Registration Statement pursuant to this Article II, the Company shall notify each Holder in writing of the anticipated filing of such Registration Statement (which may be by email), and request from each Holder all information reasonably necessary about the Holder to include such Holder’s Registrable Securities in such Registration Statement. Notwithstanding anything else in this Agreement, the Company shall not be obligated to include such Holder’s Registrable Securities to the extent the Company has not received such information, and received any other reasonably requested agreements or certificates, on or prior to the third (3rd) business day prior to the first anticipated filing date of a Registration Statement pursuant to this Article II.

2.2 Demand Registration.

2.2.1 Request for Registration. Subject to the provisions of subsection 2.2.4 and Section 2.4 hereof and provided that the Company does not have an effective Registration Statement pursuant to subsection 2.1.1 outstanding covering the Registrable Securities, the Holders holding at least a majority in interest of the then-outstanding number of Registrable Securities held by the Holders (for purposes of this subsection 2.2, the “Demanding Holders”), may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, the Registration of all Registrable Securities requested by the Demanding Holder(s) and Requesting Holder(s) pursuant to such Demand Registration, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of eight (8) Registrations pursuant to a Demand Registration by the Holders under this subsection 2.2.1 with respect to any or all Registrable Securities held by such Holders; provided, however, that a Registration pursuant to a Demand Registration shall not be counted for such purposes unless a Registration Statement that may be available at such time has become effective and all of the Registrable Securities requested by the Requesting Holders and the Demanding Holders to be registered on behalf of the Requesting Holders and the Demanding Holders in such Registration Statement have been sold, in accordance with Section 3.1 of this Agreement.

2.2.2 Effective Registration. Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the SEC with respect to a Registration pursuant to a Demand Registration has been declared effective by the SEC and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the SEC, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (a) such stop order or injunction is removed, rescinded or otherwise terminated, and (b) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; and provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.2.3 Underwritten Offering. Subject to the provisions of subsection 2.2.4 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration, which Underwriter(s) shall be reasonably satisfactory to the Company.

2.2.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the shares of Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders which can be sold without exceeding the Maximum Number of Securities (it being understood and agreed that the number of Registrable Securities included in any Registration pursuant to this clause (i) shall be calculated on a Pro Rata basis as among the Holders); (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), any of the Existing Registration Rights Holders exercising their right to register their Registrable Securities pursuant to the September 2022 Registration Rights Agreement, (it being understood and agreed that the number of Registrable Securities included in any Registration pursuant to this clause (ii) shall be calculated on a Pro Rata basis as among the Existing Registration Rights Holders exercising their contractual rights to participate in such Registration); (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i) and (ii), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.2.5 Demand Registration Withdrawal. Any of the Demanding Holders initiating a Demand Registration or any of the Requesting Holders (if any), pursuant to a Registration under subsection 2.2.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration or a Shelf Underwritten Offering pursuant to subsection 2.1.3 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration at least one (1) business day prior to the effectiveness of the Registration Statement filed with the SEC with respect to the Registration of their Registrable Securities pursuant to such Demand Registration (or in the case of an Underwritten Registration pursuant to Rule 415, at least five (5) business days prior to the time of pricing of the applicable offering). Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration or a Shelf Underwritten Offering prior to its withdrawal under this subsection 2.2.5.

2.3 Piggyback Registration.

2.3.1 Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.2 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for a rights offering or an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.3.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.3.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.3.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.3 hereof, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of (i) Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof and (ii) the Existing Registration Rights Holders exercising their right to register their Registrable Securities pursuant to the September 2022 Registration Rights Agreement, in each case, which can be sold without exceeding the Maximum Number of Securities (it being understood and agreed that the number of Registrable Securities included in any Registration pursuant to this clause (B) shall be calculated on a Pro Rata basis as among the Holders and the Existing Registration Rights Holders who are exercising their contractual rights to participate in such Registration); and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock, if any, as to which Registration has been requested or demanded pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.3.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Piggyback Registration (or in the case of an Underwritten Registration pursuant to Rule 415, at least five (5) business days prior to the time of pricing of the applicable offering). The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.3.3.

2.3.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof or a Shelf Underwritten Offering effected under subsection 2.1.3.

2.4 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Shelf Underwritten Offering pursuant to subsection 2.1.3 or a Demand Registration pursuant to subsection 2.2.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested a Shelf Underwritten Offering or an Underwritten Registration, as applicable, and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Shelf Underwritten Offering or Registration would be materially detrimental to the Company and the Board concludes as a result that it is essential to defer such Shelf Underwritten Offering or the filing of such Registration Statement at such time, as applicable, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board or the Chief Executive Officer stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company for such Shelf Underwritten Offering to be commenced or such Registration Statement to be filed, as applicable, in the near future and that it is therefore essential to defer such Shelf Underwritten Offering or the filing of such Registration Statement, as applicable. In such event, the Company shall have the right to defer such offering or filing for a period of not more than sixty (60) days; provided, however, that the Company shall not defer its obligation in this manner more than twice in any 12-month period, or for an aggregate period of more than ninety (90) days in any twelve month period (the “Aggregate Blocking Period”).

2.5 Block Trades. Notwithstanding any other provision of this Article II, but subject to Sections 2.4 and 3.4, if the Holders desire to effect a Block Trade, the Holders shall provide written notice to the Company at least five (5) business days prior to the date such Block Trade will commence. As expeditiously as possible, the Company shall use its reasonable best efforts to facilitate such Block Trade. The Holders shall use reasonable best efforts to work with the Company and the Underwriter(s) (including by disclosing the maximum number of Registrable Securities proposed to be the subject of such Block Trade) in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade and any related due diligence and comfort procedures.

2.6 Rule 415; Removal. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement on Form S-3 filed pursuant to this Article II is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, the Company shall be obligated to use diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09) or requires a Holder to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof (or in the case of the SEC requiring a Holder to be named as an “underwriter,” the applicable Holders) and (ii) use reasonable best efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the applicable Holders is an “underwriter.” The Holders shall have the right to select one legal counsel designated by the holders of a majority of the Registrable Securities held by the Holders, and subject to such Registration Statement, each such legal counsel shall have the review and oversee any registration or matters pursuant to this Section 2.6, including participation in any meetings or discussions with the SEC regarding the SEC’s position and to comment on any written submission made to the SEC with respect thereto. No such written submission with respect to this matter shall be made to the SEC to which the applicable set of Holders’ counsel reasonably objects. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 2.6, the SEC refuses to alter its position, the Company shall, at the applicable Holder(s)’ option, (i) remove from such Registration Statement such portion of the Registrable Securities (the “Removed Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that the Company shall only be required to include such Holder’s Registrable Securities in the Registration Statement if the Holder agrees to be named as an “underwriter” in such Registration Statement. In the event of a share removal pursuant to this Section 2.6, the Company shall give the applicable Holders at least five (5) days prior written notice along with the calculations as to such Holder’s allotment. Any removal of shares of the applicable Holders (who, for the avoidance of doubt, shall solely consist of those Holders the SEC is requiring to be named as an “underwriter”) pursuant to this Section 2.6 shall be allocated between the applicable Holders on a pro rata basis based on the aggregate amount of Registrable Securities held by such applicable Holders. In the event of a share removal of some or all Holders pursuant to this Section 2.6, the Company shall promptly register the resale of any Removed Shares pursuant to subsection 2.1.2 hereof and in no event shall the filing of such Registration Statement on Form S-1 or subsequent Registration Statement on Form S-3 filed pursuant to the terms of subsection 2.1.2 be counted as a Demand Registration hereunder. Until such time as the Company has registered all of the Removed Shares for resale pursuant to Rule 415 on an effective Registration Statement, the Company shall not be able to defer the filing of a Registration Statement pursuant to Section 2.4 hereof.

ARTICLE III

CERTAIN PROCEDURES

3.1 General Procedures. If the Company is required to effect the Registration of Registrable Securities, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder with Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, and each such Holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriter(s), if any, and any attorney(s) or accountant(s) retained by such Holders or Underwriter(s) to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative(s), Underwriter, attorney(s) or accountant(s) in connection with the Registration; provided, however, that such representative(s) or Underwriter enters into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided further, the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;

3.1.11 obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and a negative assurance letter, each dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Underwriter(s), placement agent(s) or sales agent(s) may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC);

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in any Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than forty-five (45) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations; Legend Removal.

3.5.1 As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell the shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

3.5.2 Upon request of a Holder, the Company shall promptly cause any legend affixed to any Registrable Securities to be removed from any certificate for any Registrable Securities to the extent that such legend is no longer required under the Securities Act and applicable state laws, including by providing any opinion of counsel that may be required by the transfer agent to effect such removal.

3.6 Limitations on Registration Rights. Notwithstanding any other provision herein to the contrary, no Holder may exercise any of its rights under Article II at any time when such Holder beneficially owns less than 2% of the outstanding shares of Common Stock calculated on a Fully Diluted Basis.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party if the indemnifying party provides notice of such to the indemnified party within 30 days of the indemnifying party’s receipt of notice of such claim. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (plus local counsel) at any one time for all such indemnified party or parties. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). No indemnifying party shall, without the consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 4 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, 444 Gulf of Mexico Dr., Longboat Key, FL 34228, Attention: Chief Financial Officer, and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company and the Holders of Registrable Securities, as the case may be, hereunder may not be assigned or delegated by the Company or the Holders of Registrable Securities, as the case may be, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement, provided that any Holder may assign its rights hereunder to an affiliate of such Holder.

5.2.2 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.3 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement, including Section 4.1 and Section 5.2 hereof.

5.2.4 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

5.5 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder or group of affiliated Holders, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder or group of affiliated Holders so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.7 Term. This Agreement shall terminate upon the the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the SEC)) or (B) with respect to any Holder, such Holder ceasing to hold Registrable Securities.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Registration Rights Agreement to be executed as of the date first written above.

COMPANY:

RUMBLE INC.

By:
Name:
Title:

INVESTOR:

TETHER INVESTMENTS LIMITED

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Exhibit 10.2

FORM OF

TENDER AND SUPPORT AGREEMENT

TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of December 20, 2024, by and between Rumble Inc., a Delaware corporation (the “Company”), and the shareholder of the Company listed on Schedule A hereto (the “Shareholder”). Capitalized terms used but not otherwise defined herein having the meanings ascribed to such terms in the Transaction Agreement (as defined below).

WHEREAS, as of the date hereof, the Shareholder is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of the number of Shares set forth opposite the Shareholder’s name on Schedule A (all such Shares, together with any Shares that are hereafter issued to or otherwise directly or indirectly acquired by the Shareholder prior to the valid termination of this Agreement in accordance with Section 5.02, including for the avoidance of doubt any Shares acquired by the Shareholder upon the settlement of any Company RSUs or upon the exercise, conversion or exchange, as applicable, of any Company Stock Options or ExchangeCo Shares (as defined below) or other rights to acquire capital stock of the Company after the date hereof, being referred to herein as the “Subject Shares”; it being agreed that the “Subject Shares” exclude any Shares Transferred by the Shareholder in compliance with Section 4.01 hereof);

WHEREAS, the Company and Tether Investments Limited (the “Investor”) are concurrently herewith entering into a Transaction Agreement dated as of the date hereof (as it may be amended from time to time, the “Transaction Agreement”), which provides, among other things, for the Company to commence the Offer upon the terms and subject to the conditions set forth in the Transaction Agreement; and

WHEREAS, as an inducement to and condition of the Company’s and the Investor’s willingness to enter into the Transaction Agreement and the other Transaction Documents, the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Article 1
AGREEMENT TO TENDER

Section 1.01. Agreement to Tender. (a) Upon the terms and subject to the conditions of this Agreement, the Shareholder agrees to validly tender or cause to be tendered in the Offer (pursuant to and in accordance with the terms of the Offer and provided that the Offer Price does not decrease), a number of the Shareholder’s Subject Shares, free and clear of all Liens (other than applicable transfer restrictions under the Securities Act), at least equal to the Shareholder’s Required Tender Shares.

(b) For purposes of this Agreement:

(i) “Accepted Shares” means the Shares accepted for purchase by the Company in the Offer.

(ii) “Offer Amount” means the total number of Shares being tendered for by the Company in the Offer, initially in the amount of 70,000,000 Shares.

(iii) “Placement Agent” means Cantor Fitzgerald & Co.

(iv) “Proration Factor” means the proration factor as determined in accordance with Rule 14d-8 of the Exchange Act, being (i) the Offer Amount divided by (ii) the Tendered Share Amount.

(v) “Required Tender Shares” means a number of the Shareholder’s Subject Shares set forth opposite the Shareholder’s name on Schedule A under the heading “Required Tender Shares”.

(vi) “Tendered Share Amount” means the number of Shares validly tendered into the Offer and not validly withdrawn by the shareholders of the Company (and excluding Shares tendered pursuant to notices of guaranteed delivery for which Shares have not been delivered).

(vii) “Tender Statement” means a statement, based on information provided by the Depositary, setting forth the Tendered Share Amount and the Proration Factor.

(c) In furtherance of the foregoing, at the time of any tender of Subject Shares pursuant to the Offer, the Shareholder shall (i) deliver to the Depositary (A) a letter of transmittal complying with the terms of the Offer with respect to the Subject Shares that the Shareholder is tendering in the Offer, which at minimum shall include the Required Tender Shares, (B) a certificate or certificates representing such Subject Shares or, in the case of a book-entry transfer of such Subject Shares, an “agent’s message” (or such other evidence of transfer as the Depositary may reasonably request) and (C) all other documents or instruments, to the extent applicable, required to be delivered by other shareholders of the Company pursuant to the terms of the Offer, and/or (ii) instruct its broker or such other Person that is the holder of record of such Subject Shares to tender such Subject Shares pursuant to and in accordance with the terms of the Offer. The Shareholder agrees that once such Subject Shares are tendered, the Shareholder will not withdraw or cause to be withdrawn any of such Subject Shares from the Offer, unless and until this Agreement shall have been terminated in accordance with Section 5.02. The Shareholder shall not tender any Subject Shares pursuant to a notice of guaranteed delivery.

(d) Notwithstanding any other provision in this Agreement to the contrary:

(i) In furtherance of its covenants and agreements made pursuant to this Agreement, the Shareholder may, at its option in its sole discretion (and having made appropriate arrangements with the Company, ExchangeCo and the Company’s transfer agent), elect to tender Shares underlying ExchangeCo Shares beneficially owned by the Shareholder.

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(ii) The Shareholder shall be permitted to tender any number of its Subject Shares as long as such number is at least equal to the Required Tender Shares (and, without limiting the generality of the foregoing, the Shareholder may elect to increase its number of Subject Shares tendered (i.e., to a number greater than the Required Tender Shares) whether prior to or after receipt of a Tender Statement, as long as such increase is effected prior to the Expiration Time).

(iii) The Shareholder acknowledges and agrees that the terms of the Offer as set forth in the Offer Documents, including the applicable proration factor to be applied to Shares tendered in the Offer, may result in fewer Subject Shares being purchased by the Company in the Offer than the amount that the Shareholder tenders in the Offer (including in an amount less than the Required Tender Shares).

(iv) The Shareholder shall not be required to exercise (or be prohibited from exercising) any unexercised Company Stock Options held by the Shareholder in order to comply with any provision of this Agreement.

Article 2
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder represents and warrants to the Company, the Investor and the Placement Agent as of the date hereof and as of the Acceptance Time (other than representations and warranties expressly stated to be given or made as of a specific time, which shall only be made as of such time) that:

Section 2.01. Organization; Authorization; Binding Agreement. [The Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and the consummation of the transactions contemplated hereby are within the Shareholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of the Shareholder. The Shareholder has full corporate or organizational power and authority to execute, deliver and perform this Agreement.]1 This Agreement has been duly and validly executed and delivered by the Shareholder, and constitutes a legal, valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles.

Section 2.02. Non-Contravention. The execution, delivery and performance by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not [(i) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of the Shareholder,]2 (ii) contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) require any payment to or consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Shareholder is entitled under any provision of any Contract binding on, or any Permit of, the Shareholder or any Contract or Permit affecting, or relating in any way to, the assets or business of the Shareholder or (iv) result in the creation or imposition of any Lien on any of the Subject Shares, with only such exceptions, in the case of each of clauses (ii) and (iii), for such matters as would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the consummation by the Shareholder of the transactions contemplated by this Agreement or otherwise adversely impact the Shareholder’s ability to perform its obligations hereunder in any material respect or on a timely basis.

[1]	To be included only if the Shareholder is an entity.

[2]	To be included only if the Shareholder is an entity.

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Section 2.03. Ownership of Subject Shares. Except for Subject Shares Transferred after the date hereof in accordance with Section 4.01, the Shareholder is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of the Shareholder’s Subject Shares and has good and marketable title to such Subject Shares free and clear of any Liens, claims, options, rights, understandings or arrangements or any other encumbrances, limitations or restrictions whatsoever (including, but not limited to, any restriction on the right to vote or dispose of such Subject Shares), except as set forth herein or pursuant to any applicable restrictions on transfer under the Securities Act. Except for the Company pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shareholder’s Subject Shares. Except for this Agreement, none of the Shareholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including, but not limited to, any proxy, consent or power of attorney.

Section 2.04. Reliance. The Shareholder has had the opportunity to review this Agreement, the Transaction Agreement and the other Transaction Documents with counsel of the Shareholder’s own choosing. The Shareholder understands and acknowledges that the Investor and the Company are entering into the Transaction Agreement and the other Transaction Documents in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.

Section 2.05. Absence of Litigation. There is no Proceeding pending against or, to the knowledge of the Shareholder, threatened against or affecting (i) the Shareholder or any of its properties or assets (including the Shareholder’s Subject Shares) or (ii) to the Shareholder’s knowledge after reasonable inquiry, any of its controlled Affiliates or any of their respective properties or assets, in each case before or by any Governmental Authority or arbitrator that would reasonably be expected to prevent or materially delay or impair the consummation by the Shareholder of the transactions contemplated by this Agreement or otherwise adversely impact the Shareholder’s ability to perform its obligations hereunder in any material respect or on a timely basis.

Section 2.06. Brokers. Except as set forth in Section 4.21 of the Company Disclosure Schedule to the Transaction Agreement, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from the Investor, the Company or any of their respective Affiliates in respect of this Agreement, the Transaction Agreement or any of the other Transaction Documents based upon any arrangement or agreement made by or on behalf of the Shareholder.

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Section 2.07. Independent Investment Decision. Such Shareholder has independently evaluated the merits of the transactions contemplated hereby. Such Shareholder understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Shareholder in connection with this Agreement or the transactions contemplated hereby constitutes legal, tax or investment advice. Such Shareholder understands that the Placement Agent has acted solely as the agent of the Company and such Shareholder has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or affiliates in making its decision hereunder, and confirms that none of such persons has made any representations or warranties to such Shareholder in connection with the transactions contemplated hereby.

Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Shareholder and the Placement Agent, as of the date hereof and as of the Acceptance Time, that:

Section 3.01. Organization; Authorization; Binding Agreement. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The consummation of the transactions contemplated hereby is within the Company’s corporate powers and has been duly authorized by all necessary corporate actions on the part of the Company. The Company has full corporate power and authority to execute, deliver and perform this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles.

Section 3.02. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of the Company, (ii) contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) require any payment to or consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company is entitled under any provision of any Contract binding on, or any Permit of, the Company or any Contract or Permit affecting, or relating in any way to, the assets or business of the Company or (iv) result in the creation or imposition of any Lien on any assets of properties of the Company, with only such exceptions, in the case of each of clauses (ii) through (iv), for such matters as would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the consummation by the Company of the transactions contemplated by this Agreement or otherwise adversely impact the Company’s ability to perform its obligations hereunder in any material respect or on a timely basis.

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Article 4
ADDITIONAL COVENANTS OF THE SHAREHOLDER

The Shareholder hereby covenants and agrees that, until the termination of this Agreement in accordance with its terms:

Section 4.01. No Transfer; No Inconsistent Arrangements. Except pursuant to the express terms of this Agreement, the Shareholder shall not (and shall not permit any Person under the Shareholder’s control to), without the prior written consent of the Company, directly or indirectly, (a) grant any proxies, powers of attorney, rights of first offer or refusal or enter into any voting trust with respect to the Required Tender Shares, (b) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift) (each, a “Transfer”) any of the Required Tender Shares, (c) otherwise permit any Liens to be created on any of the Required Tender Shares, (d) enter into any contract, agreement, option, instrument or other arrangement or understanding with respect to the direct or indirect Transfer of, any of the Required Tender Shares, or (e) take any other action that would restrict, limit or interfere in any material respect with the performance of the Shareholder’s obligations hereunder or the transactions contemplated hereby or, subject to the following sentence, otherwise make any representation or warranty of the Shareholder herein untrue or incorrect in any material respect. If any involuntary Transfer of any of the Required Tender Shares shall occur (including, but not limited to, a sale by the Shareholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold the Required Tender Shares subject to all of the restrictions, liabilities and rights under this Agreement as a Shareholder for all purposes hereunder. The Shareholder agrees that it shall not, and shall cause each of its controlled Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any equity interests in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Transaction Agreement. The Shareholder hereby authorizes and directs the Company to impose stop orders to prevent the Transfer of any of the Required Tender Shares in violation of this Agreement.

Section 4.02. Actions. The Shareholder hereby agrees not to commence or participate in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, whether derivative or otherwise, against the Investor, the Company or any of their respective Affiliates, or their respective boards of directors, relating to the negotiation, execution or delivery of this Agreement, the Transaction Agreement or the other Transaction Documents, or the consummation of the transactions contemplated hereby or thereby, including any such claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of the Company Board in connection with the Transaction Agreement or the transactions contemplated thereby. For the avoidance of doubt, nothing in this Section 4.02 shall prevent the Shareholder from commencing or participating in any action or claim against the Company for breaches of this Agreement.

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Section 4.03. Documentation and Information. Except as required by Applicable Law (including the filing of a Schedule 13D with the SEC, which may include this Agreement as an exhibit thereto), the Shareholder shall not make any public announcement regarding this Agreement, the Transaction Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby without the prior written consent of the Company. The Shareholder (a) consents to and authorizes the publication and disclosure by the Company of the Shareholder’s identity and holding of the Shareholder’s Subject Shares, the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information regarding the Shareholder, in each case, that the Company reasonably determines is required to be disclosed by Applicable Law in the Offer Documents, or any other disclosure document in connection with the Offer (including a Schedule 13D), the Issuance and any other transaction contemplated by the Transaction Agreement, and the inclusion of any such information in any press release; provided, however, that the Company shall provide the Shareholder with the right to review any such disclosure document or press release that contains the name of or information specific to the Shareholder as soon as reasonably practicable prior to filing or publication and will consider the comments of the Shareholder in good faith, and (b) agrees promptly to give the Company any information it may reasonably request in connection with the preparation of any such disclosure documents; provided that the Company may only use such information for the purpose for which it is explicitly provided by the Shareholder. The Shareholder agrees to promptly notify the Company of any required corrections with respect to any information supplied by or on behalf of the Shareholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 4.04. Notice of Certain Events. The Shareholder shall notify the Company of any fact, change or development occurring or arising after the date hereof that causes, or would reasonably be expected to cause, any breach in any material respect of any representation, warranty, covenant or agreement of the Shareholder hereunder.

Section 4.05. Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Subject Shares, then the terms of this Agreement shall apply to the Shares received in respect of the Subject Shares by the Shareholder immediately following the effectiveness of the events described in this Section 4.05, as though they were Subject Shares hereunder.

Section 4.06. Directors and Officers. Notwithstanding any other provision of this Agreement to the contrary, nothing contained in this Agreement shall limit, restrict or otherwise affect any Representative of the Shareholder, in such individual’s capacity as a director of the Company, from acting in such capacity, subject to the applicable provisions in the Transaction Agreement.

Section 4.07. Power of Attorney. THE SHAREHOLDER hereby appoints the investor as THE SHAREHOLDER’S attorney-in-fact (with full power of substitution and resubstitUtion), for and in its name, place and stead, to TAKE SUCH ACTIONS AS MAY BE REASONABLY REQUIRED TO CAUSE THE SHAREHOLDER TO COMPLY WITH ITS OBLIGATIONS UNDER THIS agreement TO TENDER THE REQUIRED TENDER SHARES INTO THE OFFER ON THE TERMS SET FORTH IN THIS AGREEMENT, including the right to sign THE SHAREHOLDER’S name to ANY document THAT IS REASONABLY NECESSARY TO CAUSE THE TENDER OF THE REQUIRED TENDER SHARES BY THE SHAREHOLDER IN THE OFFER IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.  THE EXERCISE OF RIGHTS BY the investor AS HEREIN PROVIDED SHALL ONLY BE UNDERTAKEN IF THE SHAREHOLDER HAS FAILED TO FULFILL ITS OBLIGATIONS HEREUNDER AFTER RECEIPT OF WRITTEN NOTICE THEREOF FROM the investor AND HAS FAILED TO CURE SUCH FAILURE WITHIN TWO (2) BUSINESS DAYS OF SUCH WRITTEN NOTICE. This APPOINTMENT is coupled with an interest and shall be irrevocable, and THE SHAREHOLDER will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this APPOINTMENT.

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Article 5
MISCELLANEOUS

Section 5.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or email, so long as a receipt of such facsimile transmission or email is requested and received) and shall be given, if to the Company, to:

Rumble Inc.

444 Gulf of Mexico Drive

Longboat Key, FL 34228

Attention:	Chris Pavlovski and Michael Ellis

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention:	Russell L. Leaf
Sean M. Ewen
Julian D. Golay
Email:	rleaf@willkie.com
sewen@willkie.com
jgolay@willkie.com

if to the Shareholder, as set forth in the signature page hereof,

or to such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. Notwithstanding anything herein to the contrary, any notice by a party of such party’s change in address, facsimile number or email address pursuant to this Section 5.01 shall be effective only upon actual receipt by the other party.

Section 5.02. Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (a) the termination of the Transaction Agreement in accordance with its terms, (b) the Acceptance Time and (c) the mutual written consent of both of the parties hereto. In addition, this Agreement may be terminated with respect to the Shareholder at any time following any reduction to the Offer Price upon written notice by the Shareholder to the Company. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement. Notwithstanding the foregoing, the provisions of this Article 5 shall survive any termination of this Agreement and no termination of this Agreement shall relieve any party from liability for any breach of this Agreement prior to termination hereof or for such party’s fraud.

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Section 5.03. Further Assurances. The Company and the Shareholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments as the other party may reasonably request and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things required under Applicable Law to consummate and make effective the transactions contemplated by this Agreement.

Section 5.04. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation as amended or supplemented from time to time, including through the promulgation of applicable rules or regulations. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to one gender include all genders. The phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not simply mean “if”. The word “or” is not exclusive. The word “will” shall be interpreted to express a command.

Section 5.05. No Ownership Interest. Except pursuant to the terms of this Agreement and in connection with the consummation of the Offer, (a) nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares and (b) all rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the applicable Shareholder, and the Company shall have no authority to direct the Shareholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

Section 5.06. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company, the Shareholder and the Investor or, in the case of a waiver, by the Investor and each party against whom the waiver is to be effective.

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(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.07. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.08. Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The Investor shall be a third-party beneficiary of this Agreement. This Agreement is intended to be for the benefit of Investor and its successors and assigns. The provisions of this Agreement shall be enforceable by the Investor and its successors and assigns. Except as provided in this Section 5.08(a), no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns (other than the Placement Agent, which is an intended third-party beneficiary of the representations and warranties in Article 2 and Article 3, this Section 5.08 and Section 5.17).

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that the Company may transfer or assign its rights and obligations to any Affiliate of the Company; provided that any such transfer or assignment prior to the Offer Closing Date shall not relieve the Company of its obligations under this Agreement.

Section 5.09. Governing Law. This Agreement and all claims and causes of action arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflicts of laws rules that might cause the laws of another jurisdiction to apply.

Section 5.10. Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Court of Chancery located in New Castle County, Delaware, or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.01 shall be deemed effective service of process on such party.

Section 5.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of any counterpart by means of facsimile transmission or email (including delivery of facsimile signatures via DocuSign or similar electronic format) shall be as effective as delivery of a manually signed counterpart hereof.

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Section 5.13. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

Section 5.14. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.15. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts referred to in Section 5.10, in addition to any other remedy to which the non-breaching party is entitled at law or in equity.

Section 5.16. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Transaction Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto (which the parties agree has occurred immediately following the execution of the Transaction Agreement by all parties thereto).

Section 5.17. Exculpation of the Placement Agent. Each party hereto agrees for the express benefit of the Placement Agent, its Affiliates and its representatives that:

(a) The Placement Agent is acting as placement agent for the Company solely in connection with the Investment and the transactions contemplated by the Transaction Documents and is not acting in any other capacity and is not and shall not be construed as a fiduciary for the parties hereto, or any other person or entity in connection with the transactions contemplated hereby.

(b) Neither the Placement Agent nor any of its Affiliates or any of its respective representatives (i) shall be liable for any improper payment made in accordance with the information provided by the Company; (ii) has made or will make any representation or warranty, express or implied, of any kind or character, and has not provided any recommendation in connection with the transactions contemplated hereby; (iii) has any responsibilities as to the validity, accuracy, completeness, value or genuineness, as of any date, of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement, the other Transaction Documents, or in connection with any of the transactions contemplated by such agreements; or (iv) shall be liable or have any obligation (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by any party hereto), whether in contract, tort or otherwise to any Investor or Shareholder or to any person claiming through such Investor or Shareholder, (A) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, any other Transaction Document, (B) for anything which any of them may do or refrain from doing in connection with this Agreement, any other Transaction Document, or (C) for anything otherwise in connection with the transactions contemplated hereby, except in each case for such party’s own gross negligence or willful misconduct.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

RUMBLE INC.

By:
Name:
Title:

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[Shareholder]

By:
Name:
Title:

[Signature Page to Tender and Support Agreement]

Schedule A

Class/Type of Subject Shares	# of Subject Shares	Required Tender Shares

(1)	Number of Subject Shares comprised of [[___] shares of Class A Common Stock, [__] shares of Class A Common Stock issuable upon exchange of ExchangeCo Shares, [__] shares of Class A Common Stock issuable upon exercise of Company Stock Options and [___] shares of Class A Common Stock issuable upon vesting of Company RSUs (that are scheduled to vest within 60 days of the date hereof).]